Prospectus Supplement Dated January 28, 2002
(To Prospectus Dated December 15, 2000)

                           $314,139,000 (Approximate)
                       Mortgage Pass-Through Certificates,
                               CDMC Series 2002-A1
                          Cendant Mortgage Corporation
                                 Master Servicer
                     Merrill Lynch Mortgage Investors, Inc.
                                    Depositor
                        --------------------------------

Merrill Lynch Mortgage Investors, Inc. is offering to sell the following
Certificates:

================================================================================
                           Initial Certificate
    Class                      Balance(1)                  Pass-Through Rate(2)
    I-A-1                      $68,219,752                      5.185%(4)
    I-A-2                      $23,382,248                      5.815%(4)
   I-A-IO                    $91,602,000(3)                      Variable
   II-A-1                      $73,000,000                      3.312%(4)
   II-A-2                      $35,400,000                      5.290%(4)
   II-A-3                      $29,621,804                      6.160%(4)
   II-A-4                      $30,136,196                      6.260%(4)
   II-A-IO                   $168,158,000(3)                     Variable
   III-A-1                     $46,479,000                      6.496%(4)
  III-A-IO                   $46,479,000(3)                      Variable
     M-1                       $4,740,000                        Variable
     M-2                       $1,896,000                        Variable
================================================================================
     M-3                       $1,264,000                        Variable
================================================================================
    Total                    $314,139,000
================================================================================

(1)  Plus or minus 5%.

(2)  Subject to adjustment as described in this prospectus supplement.

(3)  Notional amount.

(4) Subject to a cap equal to the weighted average net mortgage rate of the related mortgage loans.

     The Certificates represent interests in a pool of conventional, one- to four-family, first lien mortgage loans, divided into three groups, having original terms to maturity of 30 years. The mortgage loans have adjustable interest rates after an initial fixed rate period of five, seven or ten years.

     The trustee will make distributions on the Certificates to you on the 25th day of each month or, if the 25th is not a business day, on the next business day, beginning in February 2002. You will earn interest on your Certificate during the related interest accrual period, based on a 360-day year consisting of twelve 30-day months, and will be based on the then outstanding principal balance of your Certificate and the then-applicable interest rate.

     You will receive payments on the Certificates primarily from payments received on the mortgage loans. Neither the Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

                        --------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Before buying these Certificates, you should consider the factors set forth under "Risk Factors" beginning on page S-13 of the Prospectus Supplement.

                        --------------------------------

                               Merrill Lynch & Co.

 Important notice about information presented in this Prospectus Supplement and the accompanying Prospectus

     We tell you about the certificates in two separate documents that progressively provide more detail; (a) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this Prospectus Supplement, which describes the specific terms of your series of securities.

     If the terms of your series of certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

     We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions can be found.

     You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Principal Definitions" beginning on page S-97 in this Prospectus Supplement and under the caption "Index of Defined Terms" beginning on page 106 in the accompanying Prospectus.


                        --------------------------------

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS
     SUPPLEMENT..............................................................S-4

RISK FACTORS ...............................................................S-13
     Subordination .........................................................S-13
     Particular Risks Associated with the Class
           I-A-IO, Class II-A-IO and
           Class III-A-IO Certificates......................................S-13
     Geographic Concentration...............................................S-13
     Limited Market in which to Resell
           Certificates.....................................................S-13
     Limited Ability To Resell Book-
           Entry Registration Certificates..................................S-14
     Receipt Of Distributions May Be
           Delayed Because of Book-
           Entry Registration...............................................S-14
     Certificates Are Not Obligations
           of Any Entity....................................................S-14
     Yield Considerations...................................................S-14

THE MORTGAGE POOL...........................................................S-15
     General ...............................................................S-15
     Statistical Information................................................S-16
     The Indices ...........................................................S-46
     The Mortgage Loan Seller...............................................S-47
     Underwriting Standards.................................................S-48

YIELD ON THE CERTIFICATES...................................................S-54
     Certain Shortfalls in Collections
           of Interest......................................................S-54
     General Prepayment Considerations......................................S-55
     The Subordinated Certificates..........................................S-56
     Weighted Average Lives.................................................S-56
     Class I-A-IO, Class II-A-IO and Class
           III-A-IO Certificate Yield
           Considerations...................................................S-70
     Final Scheduled Distribution Dates.....................................S-72
DESCRIPTION OF THE CERTIFICATES.............................................S-72
     General ...............................................................S-72
     Book-Entry Registration and
           Definitive Certificates..........................................S-72
     Available Funds........................................................S-75
     Distributions on the Certificates......................................S-75
     Interest Distributions.................................................S-77
     Principal Distributions on the
           Senior Certificates..............................................S-80
     Principal Distributions on the
           Subordinate Certificates.........................................S-82
     Allocation of Losses; Subordination....................................S-83
     Monthly Advances.......................................................S-86

POOLING AND SERVICING AGREEMENT.............................................S-86
     General ...............................................................S-86
     Assignment of the Mortgage Loans.......................................S-87
     The Master Servicer....................................................S-87
     The Trustee ...........................................................S-90
     Servicing and Other Compensation
           and Payment of Expenses..........................................S-90
     Voting Rights .........................................................S-91
     Termination ...........................................................S-91

CERTAIN FEDERAL INCOME
     TAX CONSEQUENCES.......................................................S-91
     General ...............................................................S-91
     Taxation of Regular Interests..........................................S-91

USE OF PROCEEDS.............................................................S-93

UNDERWRITING ...............................................................S-93

LEGAL MATTERS ..............................................................S-93

RATINGS ....................................................................S-93

LEGAL INVESTMENT............................................................S-94

ERISA CONSIDERATIONS........................................................S-95

INDEX OF PRINCIPAL DEFINITIONS..............................................S-97

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     Because this is a summary, it does not contain all the information that may be important to you. You should read the entire Prospectus and Prospectus Supplement carefully before you decide to purchase a Certificate. If capitalized terms are not defined in this Summary, they are defined in the Prospectus.

Title of Series......................   Mortgage Pass-Through Certificates, CDMC
                                        Series 2002-A1.

The Certificates.....................   The Class I-A-1, Class I-A-2, Class
                                        I-A-IO, Class II-A-1, Class II-A-2,
                                        Class II-A-3, Class II-A-4, Class
                                        II-A-IO, Class III-A-1, Class III-A-IO,
                                        Class M-1, Class M-2, Class M-3, Class
                                        B-1, Class B-2, Class B-3, Class R-I and
                                        Class R-II Certificates are the entire
                                        ownership interest in a trust fund which is composed primarily of first lien mortgage loans. The trust will issue the Certificates pursuant to a Pooling and Servicing Agreement among Merrill Lynch
                                        Mortgage Investors, Inc., Cendant
                                        Mortgage Corporation and Wells Fargo
                                        Bank Minnesota, National Association.
                                        Merrill Lynch Mortgage Investors, Inc.
                                        is offering to sell the Class I-A-1,
                                        Class I-A-2, Class I-A-IO, Class II-A-1,
                                        Class II-A-2, Class II-A-3, Class
                                        II-A-4, Class II-A-IO, Class III-A-1,
                                        Class III-A-IO, Class M-1, Class M-2 and
                                        Class M-3 Certificates but not the Class
                                        B-1, Class B-2, Class B-3, Class R-I and
                                        Class R-II Certificates. The trust is
                                        offering each class of offered
                                        certificates as book-entry securities
                                        clearing through DTC (in the United
                                        States) or Clearstream, Luxembourg or
                                        Euroclear (in Europe). See "Description
                                        of the Certificates--Book-Entry
                                        Registration and Definitive
                                        Certificates" in the Prospectus
                                        Supplement.

Depositor of Mortgage Loans..........   Merrill Lynch Mortgage Investors, Inc.
                                        will deposit the mortgage loans in the
                                        trust fund. The Depositor is a Delaware
                                        corporation and a wholly- owned, limited purpose subsidiary of Merrill Lynch
                                        Mortgage Capital Inc., which is a wholly owned indirect subsidiary of Merrill
                                        Lynch & Co., Inc. The Depositor is an
                                        affiliate of the Underwriter.

Mortgage Loan Seller.................   Cendant Mortgage Corporation, a New
                                        Jersey corporation, or Cendant,
                                        originated or acquired the mortgage
                                        loans, generally in accordance with the
                                        underwriting standards described in "The
                                        Mortgage Pool--Underwriting Standards"
                                        in the Prospectus Supplement.

Master Servicer......................   Cendant Mortgage Corporation will
                                        service the mortgage loans. The Master
                                        Servicer must advance delinquent
                                        payments of principal and interest on
                                        the mortgage loans, subject to certain
                                        limitations. See "Description of the
                                        Certificates--Monthly Advances" in the
                                        Prospectus Supplement and "Description
                                        of the Certificates--Advances in Respect of Delinquencies" in the Prospectus.

Trustee..............................   Wells Fargo Bank Minnesota, National
                                        Association, a national banking
                                        association, as trustee for the
                                        Certificateholders.

Cut-off Date.........................   January 1, 2002.

Closing Date.........................   On or about January 30, 2002.

Final Scheduled Distribution Dates...   The Final Scheduled Distribution Date
                                        for each Class of offered Certificates
                                        is set forth below:

                                           Class I-A-1        December 25, 2031
                                           Class I-A-2        December 25, 2031
                                           Class I-A-IO       August 25, 2006
                                           Class II-A-1       December 25, 2031
                                           Class II-A-2       December 25, 2031
                                           Class II-A-3       December 25, 2031
                                           Class II-A-4       December 25, 2031
                                           Class II-A-IO      October 25, 2008
                                           Class III-A-1      December 25, 2031
                                           Class III-A-IO     October 25, 2011
                                           Class M-1          December 25, 2031
                                           Class M-2          December 25, 2031
                                           Class M-3          December 25, 2031

                                        Each such Final Scheduled Distribution
                                        Date has been calculated as described
                                        under "Yield on the Certificates-Final
                                        Scheduled Distribution Dates" in the
                                        Prospectus Supplement.

The Mortgage Pool....................   The following table shows the
                                        characteristics of the mortgage loans
                                        (percentages are based on the aggregate
                                        principal balance as of the Cut- off
                                        Date):


                                                               Group I                    Group II                  Group III
                                                            Mortgage Loans              Mortgage Loans            Mortgage Loans
                                                            --------------              --------------            --------------
Aggregate Current Principal Balance                           $94,532,355                $173,537,475               $47,966,173
Average Current Principal Balance                              $376,623                    $391,732                  $357,957
                                                              $32,328 to                  $50,000 to                $43,500 to
Range of Current Principal Balance                            $1,900,000                  $1,532,750                $1,115,000

Average Original Principal Balance                             $381,122                    $393,228                  $359,153
                                                              $32,500 to                  $50,000 to                $43,500 to
Range of Original Principal Balance                           $1,900,000                  $1,532,750                $1,115,000

Product
   Six Month LIBOR                                            $56,160,769                $123,685,146               $38,205,118
   One Year Treasury                                          $38,371,586                 $49,852,328               $9,761,055

Current Weighted Average Mortgage Interest Rate                 6.719%                      6.663%                    6.899%
Range of Current Mortgage Interest Rates                   4.990% to 8.500%            5.375% to 8.625%          5.875% to 7.875%
Weighted Average Gross Margin                                   2.310%                      2.217%                    2.153%
Range of Gross Margins                                     2.000% to 3.500%            2.000% to 3.125%          2.000% to 2.750%
Weighted Average Maximum Lifetime Mortgage
Interest Rate                                                   12.337%                     11.993%                   12.249%
Range of Maximum Lifetime Mortgage Interest Rates          9.990% to 14.500%          10.375% to 14.625%        10.875% to 13.875%

Weighted Average Lifetime Minimum Mortgage
Interest Rate                                                   2.310%                      2.217%                    2.153%
Range of Minimum Lifetime Mortgage Interest Rates          2.000% to 3.500%            2.000% to 3.125%          2.000% to 2.750%
Weighted Average Constructive Loan-to-Value Ratio               70.31%                      69.34%                    67.52%

Weighted Average Original Term                                    360                         360                       360
Weighted Average Remaining Term                                   355                         357                       357

Weighted Average Months to Interest Roll                          55                          81                        117
Range of Months to Interest Roll                               31 to 59                    52 to 83                 109 to 119

Weighted Average Interest Roll Frequency                           8                           8                         7
Weighted Average Credit Bureau Risk Score                         728                         741                       738
Range of Credit Bureau Risk Scores                            524 to 818                  508 to 819                574 to 816
Mortgaged Premises (above 5% of pool)
   Single-family dwellings                                      57.46%                      68.93%                    78.33%
   De minimis PUD                                               10.93%                       0.76%                       -
   Condominiums                                                 10.04%                      10.52%                     2.64%
   PUD                                                          18.60%                      18.69%                    18.19%

Max Zip Code Concentration (%)                                   3.35%                       1.04%                     2.70%

Max Zip Code Concentration (zip)                                 92130                       07940                    07405
Geographic Concentration (above 5% of pool)                 CA  36.38%                   CA 21.51%                CA 21.07%
                                                            NJ  6.39%                    NJ  11.25%               NJ 11.94%
                                                            NY  5.75%                    NY 6.52%                 TX 6.40%
                                                                                         VA 5.86%                 MA 6.17%
                                                                                         IL 5.50%                 FL 5.98%
                                                                                         MA 5.33%                 NY 5.93%
                                                                                         GA 5.11%                 MI 5.38%

                                        The interest rate and monthly payment on each mortgage loan adjusts semiannually or annually, except that the first adjustment date for the Group I mortgage loans, the Group II mortgage loans and the Group III mortgage loans will be five years, seven years and ten years, respectively, from the origination date of such loan. The new interest rate will be the related Index plus a fixed margin. See "The Mortgage Pool" in the Prospectus Supplement for more information about the mortgage loans.

Multiple Loan Group Structure........   The mortgage loans will include the
                                        Group I, Group II and Group III mortgage loans. The Class I-A-1, Class I-A-2 and
                                        Class I-A-IO Certificates will be
                                        entitled to receive distributions
                                        primarily from the Group I mortgage
                                        loans. The Class II-A-1, Class II-A-2,
                                        Class II-A-3, Class II-A-4 and Class
                                        II-A-IO Certificates will be entitled to receive distributions primarily from the
                                        Group II mortgage loans. The Class III-
                                        A-1 Certificates and Class III-A-IO
                                        Certificates will be entitled to receive distributions primarily from the Group
                                        III mortgage loans. The Class M
                                        Certificates and Class B Certificates
                                        will receive distributions from all
                                        three loan groups.

Distributions--General...............   The distribution date will be the 25th
                                        day of each month or, if such day is not a business day, the next business day, beginning in February 2002.
                                        Distributions will generally include
                                        scheduled payments made on the mortgage
                                        loans during the related Due Period and
                                        other payments, including principal
                                        prepayments, made during the related
                                        Prepayment Period. The Due Period for
                                        any distribution date will be from the
                                        second day of the month preceding that
                                        distribution date to the first day of
                                        the month of that distribution date. The
                                        Prepayment Period for any distribution
                                        date will be the prior calendar month.

Interest Distributions...............   On each distribution date, you will be
                                        entitled to receive interest accrued for the related interest accrual period on your Certificate at the Pass- Through
                                        Rate and any interest which you earned
                                        previously but which you did not
                                        receive. There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates--Interest
                                        Distributions" in the Prospectus
                                        Supplement.

Pass-Through Rates...................   The Pass-Through Rate on the Class I-A-1
                                        Certificates and Class I-A-2
                                        Certificates on each distribution date
                                        prior to the Group I Rate Change Date
                                        will be a per annum rate equal to the
                                        lesser of (A) 5.185% and 5.815%,
                                        respectively, and (B) the weighted
                                        average of the net mortgage rates on the Group I mortgage loans. Beginning with the interest accrual period related to the Group I Rate Change Date, the Pass-

                                        Through Rate on the Class I-A-1
                                        Certificates and Class I-A-2
                                        Certificates will be equal to the
                                        weighted average of the net mortgage
                                        rates on the Group I mortgage loans. The
                                        "Group I Rate Change Date" is the
                                        earlier of (i) the first distribution
                                        date after the first possible optional
                                        termination date and (ii) the
                                        distribution date in September 2006.

                                        The Pass-Through Rate on the Class
                                        I-A-IO Certificates on each distribution date prior to the Group I Rate Change Date will be a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates on the Group I mortgage loans, over (B) the weighted average of the Pass-Through Rates on the Class I-A-1 Certificates and Class I-A-2 Certificates, weighted on the basis of the principal balances thereof. Beginning on the Group I Rate Change Date, the Pass-Through Rate on the Class I-A-IO Certificates, will equal zero. The Pass-Through Rate on the Class I-A-IO Certificates for the first interest accrual period will be approximately 0.934% per annum. The Class I-A-IO Certificates will accrue interest based on a notional amount equal to the aggregate principal balance of the Class I-A-1 Certificates and Class I-A-2 Certificates.

                                        The Pass-Through Rate on the Class
                                        II-A-1 Class II-A-2, Class II-A-3 and
                                        Class II-A-4 Certificates on each
                                        distribution date prior to the Group II
                                        Rate Change Date will be a per annum
                                        rate equal to the lesser of (A) 3.312%,
                                        5.290%, 6.160% and 6.260%, respectively,
                                        and (B) the weighted average of the net
                                        mortgage rates on the Group II mortgage
                                        loans. Beginning with the interest
                                        accrual period related to the Group II
                                        Rate Change Date, the Pass-Through Rate
                                        on the Class II-A-1, Class II- A-2 Class
                                        II-A-3 and Class II-A-4 Certificates
                                        will be equal to the weighted average of the net mortgage rates on the Group II mortgage loans. The "Group II Rate Change Date" is the earlier of (i) the first distribution date after the first possible optional termination date and
                                        (ii) the distribution date in November
                                        2008.

                                        The Pass-Through Rate on the Class
                                        II-A-IO Certificates on each
                                        distribution date prior to the Group II
                                        Rate Change Date will be a per annum
                                        rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates on the Group II mortgage loans, over (B) the weighted average of the Pass-Through Rates on the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, weighted on the basis of the principal balances thereof. In addition, on the first distribution date, the Pass-Through Rate on the Class II-A-IO Certificates will be increased by a per annum rate equal to (a) the Pass-Through Rate on the Class II-A-1 Certificates, multiplied by (b) one-sixth and multiplied by (c) the principal balance of the Class II-A-1 Certificates on the closing date divided by the aggregate principal balance of the Class II-A Certificates on the closing date. Beginning on the Group II Rate Change Date, the Pass-Through Rate on the Class II-A-IO Certificates, will equal zero. The Pass-Through Rate on the Class II-A-IO Certificates for the first interest accrual period will be approximately 1.742% per annum. The Class II-A-IO Certificates will accrue interest based on a notional amount equal to the aggregate principal balance of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4

                                        Certificates.

                                        The Pass-Through Rate on the Class
                                        III-A-1 Certificates on each
                                        distribution date prior to the Group III
                                        Rate Change Date will be a per annum
                                        rate equal to the lesser of (A) 6.496%
                                        and (B) the weighted average of the net
                                        mortgage rates on the Group III mortgage loans. Beginning with the interest accrual period related to the Group III Rate Change Date, the Pass-Through Rate on the Class III-A-1 Certificates will be equal to the weighted average of the net mortgage rates on the Group III mortgage loans. The "Group III Rate Change Date" is the earlier of (i) the first distribution date after the first possible optional termination date and
                                        (ii) the distribution date in November
                                        2011.

                                        The Pass-Through Rate on the Class
                                        III-A-IO Certificates on each
                                        distribution date prior to the Group III
                                        Rate Change Date will be a per annum
                                        rate equal the excess, if any of (A) the weighted average of the net mortgage rates on the Group III mortgage loans over (B) the Pass- Through Rate on the Class III-A-1 Certificates. Beginning on the Group III Rate Change Date, the Pass-Through Rate on the Class III-A-IO Certificates, will equal zero. The Pass-Through Rate on the Class III-A- IO Certificates for the first interest accrual period will be approximately 0.000592% per annum. The Class III-A-IO Certificates will accrue interest based on a notional amount equal to the aggregate principal balance of the Class III-A-1 Certificates.

                                        The Pass-Through Rate on each class of
                                        Class M Certificates and Class B
                                        Certificates will equal the weighted
                                        average of the net mortgage rates of
                                        each loan group, weighted in proportion
                                        to the results of subtracting from each
                                        loan group, the aggregate principal
                                        balance of the related Senior
                                        Certificates (other than the related
                                        Class A-IO Certificates). The
                                        pass-through rate with respect to the
                                        first interest accrual period is
                                        expected to be approximately 6.302% per
                                        annum.

Principal Distributions..............   On each distribution date, you will
                                        receive a distribution of principal if
                                        there is cash available on that date for your class of Certificate (other than the Class I-A-IO, Class II-A-IO and
                                        Class III-A-IO Certificates). You should review the priority of payments described under "Description of the
                                        Certificates--Principal Distributions on the Senior Certificates" and
                                        "--Principal Distributions on the
                                        Subordinate Certificates" in the
                                        Prospectus Supplement.

Credit Enhancement...................   Credit enhancement reduces the harm
                                        caused to holders of Certificates by
                                        shortfalls in payments received on the
                                        mortgage loans and realized losses on
                                        the mortgage loans.

                                        Credit enhancement can reduce the effect of shortfalls and losses on all classes, or they can allocate shortfalls and losses so they affect some classes before others.

                                        Realized losses on the mortgage loans
                                        will be allocated as follows, in each
                                        case until the principal balance of the
                                        related class is reduced to zero:

                                          o  First, realized losses will be
                                             allocated sequentially to the Class
                                             B-3, Class B-2 and Class B-1
                                             Certificates,

                                          o  Second, realized losses will be
                                             allocated to the Class M-3
                                             Certificates,

                                          o  Third, realized losses will be
                                             allocated to the Class M-2
                                             Certificates,

                                          o  Fourth, realized losses will be
                                             allocated to the Class M-1
                                             Certificates,

                                          o  Fifth, realized losses with respect
                                             to the Group I, Group II and Group
                                             III mortgage loans will be
                                             allocated among the related Senior
                                             Certificates on a pro rata basis,
                                             and

                                          o  Sixth, the remainder of such
                                             realized losses will be allocated
                                             among the remaining Senior
                                             Certificates on a pro rata basis.

                                        The subordination provided to the Senior
                                        Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover realized losses on the mortgage loans that are defaulted mortgage losses.

                                        The principal balances of the Class B-1, Class B-2 and Class B-3 Certificates will equal approximately $632,000, $632,000 and $633,003 on the closing date. The aggregate principal balance of the Class B Certificates on the closing date will equal approximately 0.60% of the aggregate principal balance of the mortgage loans as of the cut-off date.

                                        Not all losses will be allocated in the
                                        priority set forth above. Losses due to
                                        natural disasters such as floods and
                                        earthquakes, fraud by a mortgagor or
                                        bankruptcy of a mortgagor will be
                                        allocated as described above only up to
                                        specified amounts. Losses of these types in excess of the specified amount and losses due to certain other extraordinary events will, in general, be allocated to all outstanding classes of certificates pro rata in proportion to their remaining principal balances or accrued interest. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the Senior Certificates for such losses.


                                        Neither the offered certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by the depositor, the master servicer, the trustee, or any affiliate thereof.

                                        See "Description of the
                                        Certificates--Allocation of Losses;
                                        Subordination" in this prospectus
                                        supplement.

Optional Termination.................   The Master Servicer has the option to
                                        purchase all the mortgage loans and any
                                        properties that the trust acquired in
                                        satisfaction of any of the mortgage
                                        loans. This option can be exercised only when the total principal balance of the mortgage loans, including the mortgage loans related to the properties which the trustee has acquired, is 10% or less than the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your
                                        Certificate will be retired early and
                                        you will be entitled to the following
                                        amounts:

                                          o  the outstanding principal balance
                                             of your Certificate;

                                          o  one month's interest on such
                                             balance or on the notional amount
                                             of your Certificate at the
                                             Pass-Through Rate; and

                                          o  any interest previously earned but
                                             not paid.

                                        You will receive the last item only to
                                        the extent that there is enough cash to
                                        make such payments. See "Pooling and
                                        Servicing Agreement--Termination" in the
                                        Prospectus Supplement.

Certain Federal Income Tax
Consequences.........................   The trustee will elect to treat the
                                        assets of the trust as comprising one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the offered
                                        Certificates, see "Certain Federal
                                        Income Tax Consequences" in the
                                        Prospectus Supplement and in the
                                        Prospectus.

Ratings..............................   The trust will not issue the
                                        Certificates unless they receive the
                                        respective ratings set forth below from
                                        Moody's Investors Service ("Moody's")
                                        and Fitch, Inc. ("Fitch"):

                                             Class       Moody's       Fitch
                                             -----       -------       -----
                                             I-A-1         Aaa          AAA
                                             I-A-2         Aaa          AAA
                                            I-A-IO         Aaa          AAA
                                            II-A-1         Aaa          AAA
                                            II-A-2         Aaa          AAA
                                            II-A-3         Aaa          AAA
                                            II-A-4         Aaa          AAA
                                            II-A-IO        Aaa          AAA
                                            III-A-1        Aaa          AAA
                                           III-A-IO        Aaa          AAA
                                              M-1           --           AA
                                              M-2           --           A
                                              M-3           --          BBB

                                        The rating on the Certificates indicates the likelihood that you will receive all funds to which you are entitled by the terms of the Certificates. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the Depositor has created to allow the payments on the mortgage loans to flow to the holders of the Certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. A rating does not address the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. See "Yield on the Certificates" and "Ratings" in the Prospectus Supplement and "Yield Considerations" in the Prospectus.

Legal Investment.....................   You should consult with your lawyer to
                                        see if you are permitted to buy the
                                        offered Certificates since the legal
                                        investment rules vary depending on what
                                        kind of entity you are and who regulates you. The Senior Certificates and Class
                                        M-1 Certificates will be "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency.

ERISA Considerations.................   Subject to the conditions and
                                        considerations set forth under "ERISA
                                        Considerations" in this Prospectus
                                        Supplement and in the Prospectus,
                                        pension, profit-sharing or other
                                        employee benefit plans as well as
                                        individual retirement accounts and
                                        certain types of Keogh Plans may
                                        purchase the offered Certificates.

                                  RISK FACTORS

     In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, you should carefully consider the following risk factors before deciding to purchase a Certificate.

Subordination

     The Class M-1, Class M-2 or Class M-3 Certificates are Subordinated Certificates; you will not receive any payments on your Certificate until the holders of the Senior Certificates have received all payments to which they are entitled. Additionally, payments on the Class M-2 Certificates will be subordinate to payments on the Class M-1 Certificates and payments on the Class M-3 Certificates will be subordinate to payments on the Class M-1 Certificates and Class M-2 Certificates. As a result, the yield on your Subordinated Certificate will be sensitive to losses on the mortgage loans. This sensitivity increases with the subordination of a Certificate, so that the yield on the Class M-3 Certificate is the most sensitive. You should carefully consider the risk that you may lose all or a part of the money that you paid for the Subordinated Certificate if losses are greater than expected.

     Until the distribution date in February 2007, all principal prepayments on the mortgage loans will be distributed to the related Senior Certificates entitled to principal, unless (i) if the distribution date occurs on or after the distribution date in February 2005, the amount of subordination provided to the related group of Senior Certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests for the related mortgage loans are satisfied or (ii) the principal balances of such Senior Certificates have been reduced to zero. As a result, your Subordinated Certificate will be outstanding longer than would be the case if principal were distributed on a proportionate basis among the Senior Certificates and the Subordinated Certificates. Because your Subordinated Certificate is outstanding longer, there is a greater period of time during which losses on the mortgage loans will affect your Subordinated Certificate. Therefore the risk that you will lose all or part of the money you paid for the Certificate also increases.

Particular Risks Associated with the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates

     Principal payments (including prepayments and collections upon defaults, liquidations, casualties, condemnations and repurchases) applied in reduction of the principal balances of the Group I Senior, Group II Senior and Group III Senior Certificates (other than the Class A-IO Certificates) will result in a corresponding reduction of the Notional Amount of the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates, respectively, which will reduce the amount of interest payable on the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates. Investors in the Class I-A- IO, Class II-A-IO and Class III-A-IO Certificates should consider carefully the associated risks, including the risk that, under certain circumstances, you will fail to recover fully your initial investments.

Geographic Concentration

     Mortgaged Properties located in the State of California secure approximately 36.38%, 21.51% and 21.07% of the Group I, Group II and Group III mortgage loans, respectively, and 25.89% of the mortgage loans in the aggregate, in each case by aggregate principal balance as of the Cut-off Date. Mortgaged Properties located in the State of New Jersey secure approximately 6.39%, 11.25% and 11.94% of the Group I, Group II and Group III mortgage loans, respectively, and 9.90% of the mortgage loans in the aggregate, in each case by aggregate principal balance as of the Cut- off Date. Mortgaged Properties located in the State of New York secure approximately 5.75%, 6.52% and 5.93% of the Group I, Group II and Group III mortgage loans, respectively, and 6.20% of the mortgage loans in the aggregate, in each case by aggregate principal balance as of the Cut-off Date. These geographic concentrations might magnify the effect on the mortgage pool of adverse economic conditions in California, New Jersey or New York and might increase the rate of delinquencies, defaults and losses on the mortgage loans more than would be the case if the Mortgaged Properties were more geographically diversified.

Limited Market in which to Resell Certificates

     The underwriter may assist in resales of the Offered Certificates, but it is under no obligation to do so. A secondary market for the Offered Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your Offered Certificate.

Limited Ability To Resell Book-Entry Registration Certificates

     Since the Offered Certificates are being offered as book-entry securities, you may have difficulty selling, pledging or otherwise taking action with your Certificate since some potential buyers may not want to buy a security for which they cannot receive a physical Certificate and some potential buyers may not participate in the DTC, Clearstream, Luxembourg or Euroclear systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus Supplement.

Receipt Of Distributions May Be Delayed Because of Book-Entry Registration

     You may experience some delay in your receipt of distributions of interest and principal on your Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to your account. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus Supplement.

Certificates Are Not Obligations of Any Entity

     The Offered Certificates will not represent an interest in or obligation of any entity except for the obligations of the Depositor and of the Mortgage Loan Seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the Master Servicer with respect to its servicing obligations under the Pooling and Servicing Agreement (including the limited obligation to make certain monthly advances). Neither the Offered Certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. Proceeds of the assets included in the Trust Fund (including the mortgage loans) will be the sole source of payments on the Offered Certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the Offered Certificates.

Yield Considerations

     The yield to maturity on the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Class I-A-IO, Class II-A-IO and Class III-A-IO should fully consider the risk that a rapid rate of prepayments on the Group I, Group II and Group III mortgage loans, respectively, could result in the failure of such investors to fully recover their investments.

     Mortgage Loans with Initial Interest Only Periods. Approximately 59.41%, 71.32% and 79.65% of the Group I, Group II and Group III mortgage loans, respectively, and 69.02% of the mortgage loans in the aggregate, provide for payment of interest at the Mortgage Rate, but no payment of scheduled principal, for a period of five years, seven years and ten years, respectively, following the origination of such mortgage loan. Following such five-year, seven-year or ten- year period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to fully amortize the principal balance of such mortgage loan over the remaining term and to pay interest at the Mortgage Rate.

     The failure of such mortgage loans to amortize during such period may extend the weighted average lives of the Offered Certificates. Investors that purchased the Offered Certificates at a discount to their initial Class Certificate Balances should consider that such extension would result in a yield to investors that would be lower than would be the case if such mortgage loans provided for payment of principal and interest upon every payment date. In addition, borrowers may view the absence of any obligation to make a payment of principal during the first five, seven or ten years of the term of the related mortgage loan as a disincentive to prepayment of such mortgage loan.

     To the extent that a recalculated monthly payment as described above is substantially in excess of a borrower's previous monthly payment providing solely for the payment of interest, such loan may be subject to an increased risk of delinquency and loss.

                                THE MORTGAGE POOL

General

     The Mortgage Pool will consist of conventional, one- to four-family, adjustable-rate Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have been divided into three groups (each, a "Mortgage Loan Group") designated as the "Group I Mortgage Loans," the "Group II Mortgage Loans," and the "Group III Mortgage Loans." The Mortgage Loans have original terms to maturity of 30 years. The Group I Mortgage Loans will consist of 251 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $94,532,355, after application of payments of principal due on or before the Cut-off Date (whether or not received). The Group II Mortgage Loans will consist of 443 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $173,537,475, after application of payments of principal due on or before the Cut-off Date (whether or not received). The Group III Mortgage Loans will consist of 134 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $47,966,173, after application of payments of principal due on or before the Cut-off Date (whether or not received).

     The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, individual condominium and cooperative units and individual units in planned unit developments. On the Closing Date, the Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from Merrill Lynch Mortgage Capital, Inc. (the "Seller"), an affiliate. The Seller previously acquired the Mortgage Loans from Cendant. See "--Underwriting Standards" herein. The rights with respect to the representations and warranties made by Cendant with respect to the Mortgage Loans will be assigned to the Trust Fund.

     All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan is assumable upon transfer or sale of the Mortgaged Property by the related mortgagor if the purchaser or transferee meets the then current credit requirements of the Mortgage Loan Seller.

     After an initial fixed rate period of five years, seven years or ten years (the "Initial Period"), each Group I Mortgage Loan, Group II Mortgage Loan, or Group III Mortgage Loans, respectively, provides for semiannual or annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than 100% per annum on any related Adjustment Date other than on the first Adjustment Date (the "Periodic Rate Cap") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.

     Approximately 6.07%, 9.85% and 6.21% of the Group I, Group II and Group III Mortgage Loans, respectively, and 8.17% of the Mortgage Loans in the aggregate were originated with no income disclosure and approximately 4.63%, 7.80% and 10.60% of the Group I, Group II and Group III Mortgage Loans, respectively, and 7.28% of the Mortgage Loans in the aggregate were originated as stated income loans. See "--Underwriting Standards" below.

     Approximately 25.39%, 16.61% and 21.51% of the Group I, Group II and Group III Mortgage Loans, respectively, and approximately 19.98% of the Mortgage Loans in the aggregate, are Additional Collateral Loans. See "--Underwriting Standards" below.

     None of the Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Statistical Information

     Set forth below is certain summary statistical information regarding the Mortgage Loans expected to be included in the Trust Fund as of the Closing Date. All such information is approximate and is given as of the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other Mortgage Loans may be substituted therefor. In addition, Mortgage Loans may be prepaid at any time. As a result, certain characteristics of the Mortgage Loans in the Trust Fund may vary from the characteristics set forth below as of the Cut-off Date.


                Principal Balances of the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
    Range of Principal Balances ($)        Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
30,000.00 - 50,000.00.................        5           $   209,676                0.22%
50,000.01 - 75,000.00.................        5               336,352                0.36
75,000.01 - 100,000.00................        5               442,150                0.47
100,000.01 - 200,000.00...............       35             5,405,179                5.72
200,000.01 - 300,000.00...............       48            13,009,146               13.76
300,000.01 - 400,000.00...............       66            23,166,408               24.51
400,000.01 - 500,000.00...............       40            17,982,049               19.02
500,000.01 - 600,000.00...............       23            12,716,406               13.45
600,000.01 - 700,000.00...............       10             6,504,882                6.88
700,000.01 - 800,000.00...............        7             5,425,764                5.74
800,000.01 - 900,000.00...............        1               849,343                0.90
900,000.01 - 1,000,000.00.............        2             1,950,000                2.06
1,300,000.01 - 1,400,000.00...........        1             1,375,000                1.45
1,500,000.01 - 1,600,000.00...........        1             1,550,000                1.64
1,700,000.01 - 1,800,000.00...........        1             1,710,000                1.81
1,800,000.01 - 1,900,000.00...........        1             1,900,000                2.01
                                            ---           -----------              ------
     Total............................      251           $94,532,355              100.00%
                                            ===           ===========              ======

                  Mortgage Rates on the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
    Range of Mortgage Rates (%)            Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
4.990 - 4.999.......................           1          $   291,569                 0.31%
5.500 - 5.749.......................           2              487,571                 0.52
5.750 - 5.999.......................           3              787,896                 0.83
6.000 - 6.249.......................          20            7,045,935                 7.45
6.250 - 6.499.......................          36           13,450,970                14.23
6.500 - 6.749.......................          72           26,401,810                27.93
6.750 - 6.999.......................          65           22,546,460                23.85
7.000 - 7.249.......................          31           14,763,924                15.62
7.250 - 7.499.......................           4            4,126,673                 4.37
7.500 - 7.749.......................           3              431,359                 0.46
7.750 - 7.999.......................           5            1,297,826                 1.37
8.000 - 8.249.......................           5            1,734,900                 1.84
8.250 - 8.500.......................           4            1,165,462                 1.23
                                             ---          -----------               ------
    Total...........................         251          $94,532,355               100.00%
                                             ===          ===========               ======

 Constructive Loan-to-Value Ratios of the Group I Mortgage Loans at Origination

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
 Range of Constructive Loan-to-Value     Number of     Outstanding as of      Outstanding as of
     Ratios at Origination (%)(1)          Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
30.19 - 40.00.......................           5          $ 1,748,677                 1.85%
40.01 - 50.00.......................          22            6,773,051                 7.16
50.01 - 60.00.......................          19            6,925,344                 7.33
60.01 - 70.00.......................          92           33,962,955                35.93
70.01 - 75.00.......................          32           13,925,659                14.73
75.01 - 80.00.......................          58           23,751,207                25.12
80.01 - 85.00.......................           4            1,220,869                 1.29
85.01 - 90.00.......................          12            4,560,458                 4.82
90.01 - 95.00.......................           7            1,664,135                 1.76
                                             ---          -----------               ------
    Total...........................         251          $94,532,355               100.00%
                                             ===          ===========               ======

(1)  The Constructive Loan-to-Value Ratio for any Mortgage Loan is calculated as
     (i) the original loan amount less the amount of any required Additional Collateral, generally 30% divided by (ii) the appraised value of the Mortgaged Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

             Mortgaged Property Types of the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
       Property Type                       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Single Family......................          142          $54,315,275                57.46%
PUD(1).............................           47           17,581,936                18.60
Condominium........................           29            9,492,910                10.04
De minimis PUD(1)..................           26           10,330,879                10.93
Single Family Attached.............            2              979,870                 1.04
Duplex.............................            2              602,029                 0.64
Co-Op..............................            2              585,706                 0.62
Three Family.......................            1              643,750                 0.68
                                             ---          -----------               ------
    Total..........................          251          $94,532,355               100.00%
                                             ===          ===========               ======

(1)  Planned Unit Development.

           Mortgaged Property Occupancy of the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Occupancy Status                     Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Owner Occupied.....................          224          $87,078,167                92.11%
Investment Property................           14            2,114,560                 2.24
Second Home........................           13            5,339,628                 5.65
                                             ---          -----------               ------
    Total..........................          251          $94,532,355               100.00%
                                             ===          ===========               ======

     The occupancy status of a Mortgaged Property is as represented by a mortgagor in its loan application.

                   Loan Purpose of the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Loan Purpose                       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Cash-Out Refinance.................           66          $24,968,126                26.41%
Purchase...........................          127           46,278,533                48.96
Rate and Term Refinance............           58           23,285,697                24.63
                                              --          -----------                -----
    Total..........................          251          $94,532,355               100.00%
                                             ===          ===========               ======

           Geographic Distribution of the Group I Mortgaged Properties

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
            Location                       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
California.........................           85          $34,392,879                36.38%
New Jersey.........................           15            6,045,179                 6.39
New York...........................            9            5,438,289                 5.75
Texas..............................           11            4,371,815                 4.62
Florida............................           10            4,185,402                 4.43
Connecticut........................            9            3,585,226                 3.79
Minnesota..........................            9            3,373,097                 3.57
Georgia............................           11            3,205,881                 3.39
Illinois...........................            7            3,194,430                 3.38
Washington.........................            7            3,077,838                 3.26
Ohio...............................            9            2,799,253                 2.96
Virginia...........................            8            2,460,141                 2.60
Arizona............................            3            2,216,000                 2.34
Massachusetts......................            7            2,020,564                 2.14
South Carolina.....................            5            1,856,543                 1.96
Maryland...........................            5            1,238,091                 1.31
North Carolina.....................            4              996,989                 1.05
Montana............................            2              894,368                 0.95
Michigan...........................            3              829,959                 0.88
Oregon.............................            3              801,680                 0.85
Utah...............................            2              798,256                 0.84
Tennessee..........................            2              775,324                 0.82
Missouri...........................            3              737,956                 0.78
Colorado...........................            3              687,075                 0.73
Indiana............................            3              674,300                 0.71
Pennsylvania.......................            2              492,685                 0.52
Nevada.............................            2              381,000                 0.40
Oklahoma...........................            1              364,538                 0.39
Wisconsin..........................            2              354,239                 0.37
Arkansas...........................            1              337,499                 0.36
Louisiana..........................            1              322,000                 0.34
New Hampshire......................            1              304,476                 0.32
Alabama............................            1              291,569                 0.31
Kentucky...........................            1              285,000                 0.30
Idaho..............................            1              200,000                 0.21
Delaware...........................            1              194,461                 0.21
Rhode Island.......................            1              180,500                 0.19
New Mexico.........................            1              167,854                 0.18
                                             ---          -----------               ------
    Total..........................          251          $94,532,355               100.00%
                                             ===          ===========               ======

              Maximum Mortgage Rates of the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
 Range of Maximum Mortgage Rates (%)       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
9.990 - 9.999......................            1          $   291,569                 0.31%
10.500 - 10.749....................            2              487,571                 0.52
10.750 - 10.999....................            2              699,496                 0.74
11.000 - 11.249....................           12            4,142,922                 4.38
11.250 - 11.499....................           23            7,980,996                 8.44
11.500 - 11.749....................           44           16,362,528                17.31
11.750 - 11.999....................           34           13,958,229                14.77
12.000 - 12.249....................           12            5,187,397                 5.49
12.250 - 12.749....................            1              411,673                 0.44
12.750 - 12.999....................            2              769,758                 0.81
13.000 - 13.249....................           97           35,297,792                37.34
13.250 - 13.499....................            3            3,715,000                 3.93
13.500 - 13.749....................            3              431,359                 0.46
13.750 - 13.999....................            5            1,297,826                 1.37
14.000 - 14.249....................            6            2,332,779                 2.47
14.500 - 14.749....................            4            1,165,462                 1.23
                                             ---          -----------               ------
    Total..........................          251          $94,532,355               100.00%
                                             ===          ===========               ======

        Remaining Terms to Stated Maturity of the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
          Remaining Terms to             Number of     Outstanding as of      Outstanding as of
      Stated Maturity in Months            Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
331................................            1          $   184,929                 0.20%
333................................            1               58,000                 0.06
334................................            1              320,000                 0.34
335................................            1              215,000                 0.23
336................................            2              907,325                 0.96
338................................            2              493,122                 0.52
339................................            1               72,340                 0.08
347................................            3              999,900                 1.06
348................................            6            2,134,691                 2.26
349................................           15            6,067,824                 6.42
350................................           24            9,661,106                10.22
351................................           13            4,396,422                 4.65
352................................            5            1,860,163                 1.97
353................................            1              317,585                 0.34
354................................            6            2,157,100                 2.28
355................................            7            3,678,665                 3.89
356................................           35           12,880,031                13.62
357................................           72           27,070,507                28.64
358................................           43           16,549,758                17.51
359................................           12            4,507,887                 4.77
                                             ---          -----------               ------
    Total..........................          251          $94,532,355               100.00%
                                             ===          ===========               ======

        Next Interest Rate Adjustment Date for the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
  Next Interest Rate Adjustment Date       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
August 1, 2004.....................            1          $   184,929                 0.20%
October 1, 2004....................            1               58,000                 0.06
November 1, 2004...................            1              320,000                 0.34
December 1, 2004...................            1              215,000                 0.23
January 1, 2005....................            2              907,325                 0.96
March 1, 2005......................            2              493,122                 0.52
April 1, 2005......................            1               72,340                 0.08
December 1, 2005...................            3              999,900                 1.06
January 1, 2006....................            6            2,134,691                 2.26
February 1, 2006...................           15            6,067,824                 6.42
March 1, 2006......................           24            9,661,106                10.22
April 1, 2006......................           13            4,396,422                 4.65
May 1, 2006........................            5            1,860,163                 1.97
June 1, 2006.......................            1              317,585                 0.34
July 1, 2006.......................            6            2,157,100                 2.28
August 1, 2006.....................            7            3,678,665                 3.89
September 1, 2006..................           35           12,880,031                13.62
October 1, 2006....................           73           27,569,240                29.16
November 1, 2006...................           42           16,051,025                16.98
December 1, 2006...................           12            4,507,887                 4.77
                                             ---          -----------               ------
    Total..........................          251          $94,532,355               100.00%
                                             ===          ===========               ======

                  Credit Scores for the Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
     Range of Credit Scores                Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Not Available.....................             2          $   994,400                 1.05%
520 - 539.........................             2              488,248                 0.52
560 - 579.........................             3              767,662                 0.81
580 - 599.........................             4              990,618                 1.05
600 - 619.........................             5            1,931,049                 2.04
620 - 639.........................             4            1,546,518                 1.64
640 - 659.........................            16            5,279,165                 5.58
660 - 679.........................            14            8,704,576                 9.21
680 - 699.........................            18            6,192,043                 6.55
700 - 719.........................            27           11,253,601                11.90
720 - 739.........................            36           11,846,925                12.53
740 - 759.........................            28           10,170,444                10.76
760 - 779.........................            43           17,312,456                18.31
780 - 799.........................            41           15,187,820                16.07
800 - 818.........................             8            1,866,830                 1.97
                                             ---          -----------               ------
    Total.........................           251          $94,532,355               100.00%
                                             ===          ===========               ======

             Margin for Six-Month LIBOR Index Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Range of Margins (%)                 Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.000.............................           158          $56,160,769                59.41%
                                             ---          -----------                -----
    Total.........................           158          $56,160,769                59.41%
                                             ===          ===========                =====

                Margin for Treasury Index Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Range of Margins (%)                 Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.750 - 2.999.....................            90          $37,308,747                39.47%
3.000 - 3.249.....................             2              773,611                 0.82
3.500 ............................             1              289,228                 0.31
                                             ---          -----------               ------
    Total.........................            93          $38,371,586                40.59%
                                             ===          ===========               ======

                  Documentation Type for Group I Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Documentation Type                   Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Full documentation ................          194           $74,367,451               78.67%
Alternative documentation .........           30            10,054,258               10.64
No income..........................           15             5,738,153                6.07
Stated income .....................           12             4,372,493                4.63
                                             ---          ------------              ------
    Total..........................          251           $94,532,355              100.00%
                                             ===           ===========              ======

                Principal Balances of the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Documentation Type                   Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
0.01 - 50,000.00...................            1          $     50,000                0.03%
50,000.01 - 75,000.00..............            5               329,262                0.19
75,000.01 - 100,000.00.............            9               789,963                0.46
100,000.01 - 200,000.00............           51             7,718,239                4.45
200,000.01 - 300,000.00............           46            11,735,230                6.76
300,000.01 - 400,000.00............          162            56,109,160               32.33
400,000.01 - 500,000.00............           74            33,425,105               19.26
500,000.01 - 600,000.00............           54            30,077,233               17.33
600,000.01 - 700,000.00............           15             9,987,175                5.76
700,000.01 - 800,000.00............            6             4,463,000                2.57
800,000.01 - 900,000.00............           12            10,367,265                5.97
900,000.01 - 1,000,000.00..........            7             6,953,093                4.01
1,500,000.01 - 1,532,750.00........            1             1,532,750                0.88
                                             ---          ------------              ------
     Total.........................          443          $173,537,475              100.00%
                                             ===          ============              ======

                  Mortgage Rates on the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
   Range of Mortgage Rates (%)             Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
5.375 - 5.499....................              1          $    720,000                0.41%
5.500 - 5.749....................              3             1,251,953                0.72
5.750 - 5.999....................              7             3,917,605                2.26
6.000 - 6.249....................             15             5,438,710                3.13
6.250 - 6.499....................             71            27,260,241               15.71
6.500 - 6.749....................            143            55,894,712               32.21
6.750 - 6.999....................            135            52,728,227               30.38
7.000 - 7.249....................             46            18,990,309               10.94
7.250 - 7.499....................              9             2,767,209                1.59
7.500 - 7.749....................              5             2,119,297                1.22
7.750 - 7.999....................              3               973,819                0.56
8.250 - 8.499....................              3             1,063,033                0.61
8.500 - 8.625....................              2               412,359                0.24
                                             ---          ------------              ------
    Total........................            443          $173,537,475              100.00%
                                             ===          ============              ======

Constructive Loan-to-Value Ratios of the Group II Mortgage Loans at Origination

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
 Range of Constructive Loan-to-Value     Number of     Outstanding as of      Outstanding as of
     Ratios at Origination (%)(1)          Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
14.76 - 20.00....................              3          $  1,175,487                0.68%
20.01 - 30.00....................              4             1,814,284                1.05
30.01 - 40.00....................              7             2,672,779                1.54
40.01 - 50.00....................             38            12,895,323                7.43
50.01 - 60.00....................             32            14,319,120                8.25
60.01 - 70.00....................            138            53,910,029               31.07
70.01 - 75.00....................             42            19,419,339               11.19
75.01 - 80.00....................            153            59,655,650               34.38
80.01 - 85.00....................              5             1,739,406                1.00
85.01 - 90.00....................             16             4,464,784                2.57
90.01 - 95.00....................              5             1,471,274                0.85
                                             ---          ------------              ------
    Total........................            443          $173,537,475              100.00%
                                             ===          ============              ======

(1)  The Constructive Loan-to-Value Ratio for any Mortgage Loan is calculated as
     (i) the original loan amount less the amount of any required Additional Collateral, generally 30% divided by (ii) the appraised value of the Mortgaged Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

             Mortgaged Property Types of the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
         Property Type                     Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Single Family.....................           294          $119,623,064               68.93%
PUD(1)............................            85            32,437,484               18.69
Condominium.......................            55            18,256,619               10.52
De minimis PUD(1).................             4             1,310,319                0.76
Duplex............................             2               998,364                0.58
Co-Op.............................             2               607,625                0.35
Three Family......................             1               304,000                0.18
                                             ---          ------------              ------
    Total.........................           443          $173,537,475              100.00%
                                             ===          ============              ======

(1)  Planned Unit Development.

           Mortgaged Property Occupancy of the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Occupancy Status                   Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Owner Occupied....................           407          $161,067,952               92.81%
Investment Property...............            11             2,009,838                1.16
Second Home.......................            25            10,459,685                6.03
                                             ---          ------------              ------
    Total.........................           443          $173,537,475              100.00%
                                             ===          ============              ======

     The occupancy status of a Mortgaged Property is as represented by a mortgagor in its loan application.

                   Loan Purpose of the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
         Loan Purpose                      Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Cash-Out Refinance................           116           $40,839,584               23.53%
Purchase..........................           201            79,739,522               45.95
Rate and Term Refinance...........           126            52,958,368               30.52
                                             ---            ----------               -----
    Total.........................           443          $173,537,475              100.00%
                                             ===          ============              ======

          Geographic Distribution of the Group II Mortgaged Properties

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
           Location                        Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
California........................            82          $ 37,325,450               21.51%
New Jersey........................            44            19,527,503               11.25
New York..........................            24            11,310,817                6.52
Virginia..........................            24            10,173,509                5.86
Illinois..........................            28             9,544,790                5.50
Massachusetts.....................            22             9,256,644                5.33
Georgia...........................            24             8,871,861                5.11
Florida...........................            27             8,277,501                4.77
Michigan..........................            15             5,827,473                3.36
Ohio..............................            17             5,537,043                3.19
Connecticut.......................            12             5,222,056                3.01
Texas.............................            13             5,207,919                3.00
North Carolina....................            17             4,728,436                2.72
Minnesota.........................            12             4,327,423                2.49
Colorado..........................            11             3,543,782                2.04
Pennsylvania......................             7             2,276,825                1.31
Arizona...........................             6             2,270,190                1.31
Washington........................             7             2,169,636                1.25
Maryland..........................             4             1,903,935                1.10
District of Columbia..............             2             1,413,745                0.81
Rhode Island......................             3             1,409,000                0.81
Oregon............................             4             1,122,650                0.65
New Hampshire.....................             3             1,113,643                0.64
Nevada............................             3             1,024,000                0.59
Utah..............................             3             1,010,000                0.58
Wisconsin.........................             4               956,549                0.55
Tennessee.........................             2               907,764                0.52
Hawaii............................             1               820,000                0.47
Maine.............................             2               779,000                0.45
Wyoming...........................             2               690,830                0.40
Kansas............................             2               690,000                0.40
Arkansas..........................             2               613,000                0.35
Delaware..........................             1               600,000                0.35
New Mexico........................             2               582,000                0.34
Indiana...........................             1               500,000                0.29
Iowa..............................             2               414,133                0.24
Louisiana.........................             1               399,000                0.23
Kentucky..........................             1               392,930                0.23
South Carolina....................             2               263,237                0.15
Vermont...........................             1               237,095                0.14
Missouri..........................             1               167,400                0.10
Alabama...........................             2               128,702                0.07
                                             ---          ------------              ------
    Total.........................           443          $173,537,475              100.00%
                                             ===          ============              ======

              Maximum Mortgage Rates of the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
 Range of Maximum Mortgage Rates (%)       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
10.375 - 10.499....................            1          $    720,000                0.41%
10.500 - 10.749....................            3             1,251,953                0.72
10.750 - 10.999....................            7             3,917,605                2.26
11.000 - 11.249....................           13             4,937,110                2.84
11.250 - 11.499....................           66            25,448,641               14.66
11.500 - 11.749....................          117            46,825,311               26.98
11.750 - 11.999....................           94            36,323,836               20.93
12.000 - 12.249....................           12             5,189,994                2.99
12.250 - 12.749....................            1               386,465                0.22
12.750 - 12.999....................            1               507,710                0.29
13.000 - 13.249....................          107            41,079,599               23.67
13.250 - 13.499....................            8             2,380,744                1.37
13.500 - 13.749....................            5             2,119,297                1.22
13.750 - 13.999....................            3               973,819                0.56
14.250 - 14.449....................            3             1,063,033                0.61
14.500 - 14.625....................            2               412,359                0.24
                                             ---          ------------              ------
    Total..........................          443          $173,537,475              100.00%
                                             ===          ============              ======

        Remaining Terms to Stated Maturity of the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
         Remaining Terms to              Number of     Outstanding as of      Outstanding as of
      Stated Maturity in Months            Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
328...............................             2          $    192,601                0.11%
346...............................             3             1,080,593                0.62
347...............................             1                82,873                0.05
348...............................             3             1,281,926                0.74
350...............................             1               393,770                0.23
351...............................             1               500,000                0.29
352...............................             1               259,000                0.15
353...............................             5             1,430,348                0.82
354...............................             7             2,008,031                1.16
355...............................            14             5,319,850                3.07
356...............................            23             6,081,052                3.50
357...............................           143            57,345,646               33.05
358...............................           190            76,502,702               44.08
359...............................            49            21,059,082               12.14
                                             ---          ------------              ------
    Total.........................           443          $173,537,475              100.00%
                                             ===          ============              ======

       Next Interest Rate Adjustment Date for the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
 Next Interest Rate Adjustment Date        Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
May 1, 2006.......................             2          $    192,601                0.11%
November 1, 2007..................             3             1,080,593                0.62
December 1, 2007..................             1                82,873                0.05
January 1, 2008...................             3             1,281,926                0.74
March 1, 2008.....................             1               393,770                0.23
April 1, 2008.....................             1               500,000                0.29
May 1, 2008.......................             1               259,000                0.15
June 1, 2008......................             5             1,430,348                0.82
July 1, 2008......................             7             2,008,031                1.16
August 1, 2008....................            14             5,319,850                3.07
September 1, 2008.................            23             6,081,052                3.50
October 1, 2008...................           143            57,345,646               33.05
November 1, 2008..................           190            76,502,702               44.08
December 1, 2008..................            49            21,059,082               12.14
                                             ---          ------------              ------
    Total.........................           443          $173,537,475              100.00%
                                             ===          ============              ======

                  Credit Scores for the Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Range of Credit Scores               Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Not Available....................              2          $    538,796                0.31%
500 - 519........................              1               304,340                0.18
520 - 539........................              1               121,600                0.07
580 - 599........................              2               532,078                0.31
600 - 619........................              3               631,467                0.36
620 - 639........................             10             3,355,255                1.93
640 - 659........................             21             6,198,623                3.57
660 - 679........................             33            13,806,331                7.96
680 - 699........................             32            10,710,543                6.17
700 - 719........................             41            16,582,574                9.56
720 - 739........................             45            16,528,696                9.52
740 - 759........................             61            27,510,084               15.85
760 - 779........................             89            35,250,629               20.31
780 - 799........................             78            32,988,933               19.01
800 - 819........................             24             8,477,527                4.89
                                             ---          ------------              ------
    Total........................            443          $173,537,475              100.00%
                                             ===          ============              ======

            Margin for Six-Month LIBOR Index Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Range of Margins (%)               Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.000............................            315          $123,685,146               71.27%
                                             ---          ------------               -----
    Total........................            315          $123,685,146               71.27%
                                             ===          ============               =====

                Margin for Treasury Index Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Range of Margins (%)               Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.750 - 2.999....................            126           $49,214,756               28.36%
3.000 - 3.125....................              2               637,572                0.37
                                             ---          ------------              ------
    Total........................            128          $ 49,852,328               28.73%
                                             ===          ============              ======

                 Documentation Type for Group II Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Documentation Type                 Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Full documentation ...............           304          $117,938,766               67.96%
Alternative documentation ........            60            23,449,533               13.51
No income.........................            41            17,092,411                9.85
Stated Income.....................            35            13,540,285                7.80
Streamline........................             2             1,180,000                0.68
Loan Star ........................             1               336,480                0.19
                                             ---          ------------              ------
    Total.........................           443          $173,537,475              100.00%
                                             ===          ============              ======

               Principal Balances of the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
  Range of Principal Balances ($)          Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
43,500.00 - 50,000.00.............             2          $     90,895                0.19%
50,000.01 - 75,000.00.............             5               289,770                0.60
75,000.01 - 100,000.00............             2               165,275                0.34
100,000.01 - 200,000.00...........            20             2,963,109                6.18
200,000.01 - 300,000.00...........            28             7,459,864               15.55
300,000.01 - 400,000.00...........            32            11,280,320               23.52
400,000.01 - 500,000.00...........            24            11,263,236               23.48
500,000.01 - 600,000.00...........             9             5,026,631               10.48
600,000.01 - 700,000.00...........             6             3,863,428                8.05
700,000.01 - 800,000.00...........             2             1,424,000                2.97
900,000.01 - 1,000,000.00.........             2             1,925,000                4.01
1,000,000.01 - 1,100,000.00.......             1             1,099,645                2.29
1,100,000.01 - 1,115,000.00.......             1             1,115,000                2.32
                                             ---          ------------              ------
     Total........................           134          $ 47,966,173              100.00%
                                             ===          ============              ======

                 Mortgage Rates on the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
    Range of Mortgage Rates (%)            Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
5.875 - 5.999.....................             1          $    316,477                0.66%
6.250 - 6.499.....................             9             3,164,158                6.60
6.500 - 6.749.....................            27             9,163,876               19.10
6.750 - 6.999.....................            43            16,365,850               34.12
7.000 - 7.249.....................            37            11,337,860               23.64
7.250 - 7.499.....................            14             5,298,307               11.05
7.500 - 7.749.....................             1               240,000                0.50
7.750 - 7.875.....................             2             2,079,645                4.34
                                             ---          ------------              ------
    Total.........................           134          $ 47,966,173              100.00%
                                             ===          ============              ======

Constructive Loan-to-Value Ratios of the Group III Mortgage Loans at Origination

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
 Range of Constructive Loan-to-Value     Number of     Outstanding as of      Outstanding as of
    Ratios at Origination (%)(1)           Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
14.29 - 20.00.....................             2          $    634,000                1.32%
20.01 - 30.00.....................             2             1,107,000                2.31
30.01 - 40.00.....................             1               500,000                1.04
40.01 - 50.00.....................            16             3,774,334                7.87
50.01 - 60.00.....................            18             6,447,815               13.44
60.01 - 70.00.....................            36            14,407,449               30.04
70.01 - 75.00.....................            11             4,125,174                8.60
75.01 - 80.00.....................            41            14,903,525               31.07
80.01 - 85.00.....................             3               684,064                1.43
85.01 - 90.00.....................             3             1,008,519                2.10
90.01 - 94.78.....................             1               374,292                0.78
                                             ---          ------------              ------
    Total.........................           134          $ 47,966,173              100.00%
                                             ===          ============              ======

(1)  The Constructive Loan-to-Value Ratio for any Mortgage Loan is calculated as
     (i) the original loan amount less the amount of any required Additional Collateral, generally 30% divided by (ii) the appraised value of the Mortgaged Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

            Mortgaged Property Types of the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
          Property Type                    Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Single Family.....................           107          $37,570,368                78.33%
PUD(1)............................            20            8,727,118                18.19
Condominium.......................             5            1,268,650                 2.64
Duplex............................             2              400,037                 0.83
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

(1)  Planned Unit Development.

          Mortgaged Property Occupancy of the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Occupancy Status                   Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Owner Occupied....................           116          $43,173,289                90.01%
Second Home.......................            10            3,942,478                 8.22
Investment Property...............             8              850,406                 1.77
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

     The occupancy status of a Mortgaged Property is as represented by a mortgagor in its loan application.

                  Loan Purpose of the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Loan Purpose                       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Cash-Out Refinance................            36          $12,164,628                25.36%
Purchase..........................            69           24,470,781                51.02
Rate and Term Refinance...........            29           11,330,764                23.62
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

          Geographic Distribution of the Group III Mortgaged Properties

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
             Location                      Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
California........................            22          $10,105,053                21.07%
New Jersey........................            14            5,725,486                11.94
Texas.............................             8            3,070,362                 6.40
Massachusetts.....................             8            2,959,778                 6.17
Florida...........................             9            2,868,300                 5.98
New York..........................             7            2,845,199                 5.93
Michigan..........................             7            2,580,970                 5.38
Minnesota.........................             4            1,690,533                 3.52
Colorado..........................             3            1,571,400                 3.28
Connecticut.......................             4            1,470,987                 3.07
North Carolina....................             5            1,379,161                 2.88
Tennessee.........................             5            1,336,973                 2.79
Virginia..........................             3            1,075,684                 2.24
Maryland..........................             3            1,065,483                 2.22
Illinois..........................             3            1,050,842                 2.19
District of Columbia..............             2              833,067                 1.74
Maine.............................             2              720,000                 1.50
Kentucky..........................             1              675,000                 1.41
Pennsylvania......................             3              635,637                 1.33
Ohio..............................             3              422,937                 0.88
Indiana...........................             3              405,760                 0.85
Wisconsin.........................             1              400,000                 0.83
Oregon............................             1              360,000                 0.75
Rhode Island......................             1              334,000                 0.70
Arkansas..........................             2              322,395                 0.67
Louisiana ........................             1              292,000                 0.61
Georgia...........................             1              292,000                 0.61
Idaho.............................             1              275,000                 0.57
Vermont...........................             1              265,000                 0.55
Montana...........................             1              209,035                 0.44
Hawaii............................             1              195,000                 0.41
New Mexico .......................             1              185,000                 0.39
Arizona...........................             1              154,306                 0.32
Missouri..........................             1              136,930                 0.29
Alabama...........................             1               56,896                 0.12
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

             Maximum Mortgage Rates of the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
 Range of Maximum Mortgage Rates (%)       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
10.875 - 10.999...................             1          $   316,477                 0.66%
11.250 - 11.499...................             6            2,009,852                 4.19
11.500 - 11.749...................            21            6,502,876                13.56
11.750 - 11.999...................            37           14,088,778                29.37
12.000 - 12.249...................            27            8,310,289                17.33
12.250 - 12.499...................             1            1,115,000                 2.32
12.750 - 12.999...................             1            1,099,645                 2.29
13.000 - 13.249...................            25            9,119,948                19.01
13.250 - 13.499...................            13            4,183,307                 8.72
13.500 - 13.749...................             1              240,000                 0.50
13.750 - 13.875...................             1              980,000                 2.04
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

       Remaining Terms to Stated Maturity of the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
      Remaining Terms to                 Number of     Outstanding as of      Outstanding as of
   Stated Maturity in Months               Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
349...............................             2          $   613,778                 1.28%
350...............................             1              980,000                 2.04
352...............................             1              240,000                 0.50
354...............................             2              896,025                 1.87
355...............................             4            1,740,572                 3.63
356...............................             9            3,827,046                 7.98
357...............................            27            8,399,934                17.51
358...............................            66           23,305,738                48.59
359...............................            22            7,963,081                16.60
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

       Next Interest Rate Adjustment Date for the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
Next Interest Rate Adjustment Date         Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
February 1, 2011..................             2          $   613,778                 1.28%
March 1, 2011.....................             1              980,000                 2.04
May 1, 2011.......................             1              240,000                 0.50
July 1, 2011......................             2              896,025                 1.87
August 1, 2011....................             4            1,740,572                 3.63
September 1, 2011.................             9            3,827,046                 7.98
October 1, 2011...................            27            8,399,934                17.51
November 1, 2011..................            66           23,305,738                48.59
December 1, 2011..................            22            7,963,081                16.60
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

                 Credit Scores for the Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
     Range of Credit Scores                Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
574 - 579.........................             1          $   311,737                 0.65%
600 - 619.........................             1              350,000                 0.73
620 - 639.........................             3            1,325,093                 2.76
640 - 659.........................             4            1,671,370                 3.48
660 - 679.........................            10            2,954,878                 6.16
680 - 699.........................             7            4,197,765                 8.75
700 - 719.........................             7            2,255,735                 4.70
720 - 739.........................            27           10,233,286                21.33
740 - 759.........................            15            4,748,736                 9.90
760 - 779.........................            25            8,189,576                17.07
780 - 799.........................            25            8,443,519                17.60
800 - 816.........................             9            3,284,478                 6.85
                                             ---          -----------               ------
    Total.........................           134          $47,966,173               100.00%
                                             ===          ===========               ======

           Margin for Six-Month LIBOR Index Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
       Range of Margins (%)                Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.000.............................           109          $38,205,118                79.65%
                                             ---          -----------               ------
    Total.........................           109          $38,205,118                79.65%
                                             ===          ===========               ======

               Margin for Treasury Index Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
       Range of Margins (%)                Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.750............................             25           $9,761,055                20.35%
                                             ---           ----------                -----
    Total........................             25           $9,761,055                20.35%
                                             ===           ==========                =====

                 Documentation Type for Group III Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Documentation Type                   Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Full documentation ..............             98          $35,875,179                74.79%
Stated Income ...................             14            5,085,088                10.60
Alternative Documentation........             13            4,025,356                 8.39
No Income .......................              9            2,980,550                 6.21
                                             ---          -----------               ------
    Total........................            134          $47,966,173               100.00%
                                             ===          ===========               ======

                    Principal Balances of the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
  Range of Principal Balance ($)           Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
      32,328.17 - 50,000.00........            8          $    350,571                0.11%
      50,000.01 - 75,000.00........           15               955,384                0.30
     75,000.01 - 100,000.00........           16             1,397,388                0.44
    100,000.01 - 200,000.00........          106            16,086,528                5.09
    200,000.01 - 300,000.00........          122            32,204,240               10.19
    300,000.01 - 400,000.00........          260            90,555,887               28.65
    400,000.01 - 500,000.00........          138            62,670,390               19.83
    500,000.01 - 600,000.00........           86            47,820,270               15.13
    600,000.01 - 700,000.00........           31            20,355,485                6.44
    700,000.01 - 800,000.00........           15            11,312,764                3.58
    800,000.01 - 900,000.00........           13            11,216,608                3.55
  900,000.01 - 1,000,000.00........           11            10,828,093                3.43
1,000,000.01 - 1,100,000.00........            1             1,099,645                0.35
1,100,000.01 - 1,200,000.00........            1             1,115,000                0.35
1,300,000.01 - 1,400,000.00........            1             1,375,000                0.44
1,500,000.01 - 1,600,000.00........            2             3,082,750                0.98
1,700,000.01 - 1,800,000.00........            1             1,710,000                0.54
1,800,000.01 - 1,900,000.00........            1             1,900,000                0.60
                                             ---          ------------              ------
     Total.........................          828          $316,036,003              100.00%
                                             ===          ============              ======

                      Mortgage Rates on the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
  Range of Mortgage Rates (%)              Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
4.990 - 4.999.....................             1          $    291,569                0.09%
5.250 - 5.499.....................             1               720,000                0.23
5.500 - 5.749.....................             5             1,739,524                0.55
5.750 - 5.999.....................            11             5,021,978                1.59
6.000 - 6.249.....................            35            12,484,645                3.95
6.250 - 6.499.....................           116            43,875,369               13.88
6.500 - 6.749.....................           242            91,460,399               28.94
6.750 - 6.999.....................           243            91,640,537               29.00
7.000 - 7.249.....................           114            45,092,093               14.27
7.250 - 7.499.....................            27            12,192,189                3.86
7.500 - 7.749.....................             9             2,790,655                0.88
7.750 - 7.999.....................            10             4,351,290                1.38
8.000 - 8.249.....................             5             1,734,900                0.55
8.250 - 8.499.....................             3             1,063,033                0.34
8.500 - 8.625.....................             6             1,577,821                0.50
                                             ---          ------------              ------
    Total.........................           828          $316,036,003              100.00%
                                             ===          ============              ======

     Constructive Loan-to-Value Ratios of the Mortgage Loans at Origination

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
 Range of Constructive Loan-to-Value     Number of     Outstanding as of      Outstanding as of
    Ratios at Origination (%)(1)           Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
14.29 - 20.00.....................             5          $  1,809,487                0.57%
20.01 - 30.00.....................             6             2,921,284                0.92
30.01 - 40.00.....................            13             4,921,455                1.56
40.01 - 50.00.....................            76            23,442,708                7.42
50.01 - 60.00.....................            69            27,692,279                8.76
60.01 - 70.00.....................           266           102,280,433               32.36
70.01 - 75.00.....................            85            37,470,172               11.86
75.01 - 80.00.....................           252            98,310,382               31.11
80.01 - 85.00.....................            12             3,644,339                1.15
85.01 - 90.00.....................            31            10,033,761                3.17
90.01 - 95.00.....................            13             3,509,701                1.11
                                             ---          ------------              ------
    Total.........................           828          $316,036,003              100.00%
                                             ===          ============              ======

(1)  The Constructive Loan-to-Value Ratio for any Mortgage Loan is calculated as
     (i) the original loan amount less the amount of any required Additional Collateral, generally 30% divided by (ii) the appraised value of the Mortgaged Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

                 Mortgaged Property Types of the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
          Property Type                    Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Single Family.....................           543          $211,508,707               66.93%
PUD(1)............................           152            58,746,539               18.59
Condominium.......................            89            29,018,179                9.18
De minimis PUD(1).................            30            11,641,198                3.68
Duplex............................             6             2,000,430                0.63
Co-Op.............................             4             1,193,331                0.38
Single Family Attached............             2               979,870                0.31
Three Family......................             2               947,750                0.30
                                             ---          ------------              ------
    Total.........................           828          $316,036,003              100.00%
                                             ===          ============              ======

(1)  Planned Unit Development.

               Mortgaged Property Occupancy of the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Occupancy Status                     Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Owner Occupied....................           747          $291,319,408               92.18%
Second Home.......................            48            19,741,791                6.25
Investment Property...............            33             4,974,804                1.57
                                             ---          ------------              ------
    Total.........................           828          $316,036,003              100.00%
                                             ===          ============              ======

     The occupancy status of a Mortgaged Property is as represented by a mortgagor in its loan application.

                       Loan Purpose of the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
        Loan Purpose                       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Cash-Out Refinance................           218          $ 77,972,338               24.67%
Purchase..........................           397           150,488,836               47.62
Rate and Term Refinance...........           213            87,574,830               27.71
                                             ---          ------------               -----
    Total.........................           828          $316,036,003              100.00%
                                             ===          ============              ======

               Geographic Distribution of the Mortgaged Properties

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
          Location                         Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
California.........................          189          $ 81,823,382               25.89%
New Jersey.........................           73            31,298,168                9.90
New York...........................           40            19,594,305                6.20
Florida............................           46            15,331,203                4.85
Massachusetts......................           37            14,236,986                4.50
Illinois...........................           38            13,790,062                4.36
Virginia...........................           35            13,709,334                4.34
Texas..............................           32            12,650,096                4.00
Georgia............................           36            12,369,742                3.91
Connecticut........................           25            10,278,270                3.25
Minnesota..........................           25             9,391,053                2.97
Michigan...........................           25             9,238,401                2.92
Ohio...............................           29             8,759,233                2.77
North Carolina.....................           26             7,104,586                2.25
Colorado...........................           17             5,802,257                1.84
Washington.........................           14             5,247,475                1.66
Arizona............................           10             4,640,496                1.47
Maryland...........................           12             4,207,509                1.33
Pennsylvania.......................           12             3,405,147                1.08
Tennessee..........................            9             3,020,060                0.96
Oregon.............................            8             2,284,330                0.72
District of Columbia...............            4             2,246,812                0.71
South Carolina.....................            7             2,119,780                0.67
Rhode Island.......................            5             1,923,500                0.61
Utah...............................            5             1,808,256                0.57
Wisconsin..........................            7             1,710,788                0.54
Indiana............................            7             1,580,060                0.50
Maine..............................            4             1,499,000                0.47
New Hampshire......................            4             1,418,119                0.45
Nevada.............................            5             1,405,000                0.44
Kentucky...........................            3             1,352,930                0.43
Arkansas...........................            5             1,272,894                0.40
Montana............................            3             1,103,403                0.35
Missouri...........................            5             1,042,286                0.33
Hawaii.............................            2             1,015,000                0.32
Louisiana..........................            3             1,013,000                0.32
New Mexico.........................            4               934,854                0.30
Delaware...........................            2               794,461                0.25
Wyoming............................            2               690,830                0.22
Kansas.............................            2               690,000                0.22
Vermont............................            2               502,095                0.16
Alabama............................            4               477,167                0.15
Idaho..............................            2               475,000                0.15
Iowa...............................            2               414,133                0.13
Oklahoma...........................            1               364,538                0.12
                                             ---          ------------              ------
    Total..........................          828          $316,036,003              100.00%
                                             ===          ============              ======

                  Maximum Mortgage Rates of the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
 Range of Maximum Mortgage Rates (%)       Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
  9.990 - 9.999.....................           1          $    291,569                0.09%
10.250 - 10.499.....................           1               720,000                0.23
10.500 - 10.749.....................           5             1,739,524                0.55
10.750 - 10.999.....................          10             4,933,578                1.56
11.000 - 11.249.....................          25             9,080,031                2.87
11.250 - 11.499.....................          95            35,439,489               11.21
11.500 - 11.749.....................         182            69,690,715               22.05
11.750 - 11.999.....................         165            64,370,842               20.37
12.000 - 12.249.....................          51            18,687,680                5.91
12.250 - 12.499.....................           3             1,913,138                0.61
12.750 - 12.999.....................           4             2,377,112                0.75
13.000 - 13.249.....................         229            85,497,339               27.05
13.250 - 13.499.....................          24            10,279,051                3.25
13.500 - 13.749.....................           9             2,790,655                0.88
13.750 - 13.999.....................           9             3,251,645                1.03
14.000 - 14.249.....................           6             2,332,779                0.74
14.250 - 14.499.....................           3             1,063,033                0.34
14.500 - 14.625.....................           6             1,577,821                0.50
                                             ---          ------------              ------
    Total...........................         828          $316,036,003              100.00%
                                             ===          ============              ======

            Remaining Terms to Stated Maturity of the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
        Remaining Terms to               Number of     Outstanding as of      Outstanding as of
     Stated Maturity in Months             Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
328................................            2          $    192,601                0.06%
331................................            1               184,929                0.06
333................................            1                58,000                0.02
334................................            1               320,000                0.10
335................................            1               215,000                0.07
336................................            2               907,325                0.29
338................................            2               493,122                0.16
339................................            1                72,340                0.02
346................................            3             1,080,593                0.34
347................................            4             1,082,773                0.34
348................................            9             3,416,617                1.08
349................................           17             6,681,603                2.11
350................................           26            11,034,876                3.49
351................................           14             4,896,422                1.55
352................................            7             2,359,163                0.75
353................................            6             1,747,933                0.55
354................................           15             5,061,157                1.60
355................................           25            10,739,086                3.40
356................................           67            22,788,129                7.21
357................................          242            92,816,087               29.37
358................................          299           116,358,198               36.82
359................................           83            33,530,050               10.61
                                             ---          ------------              ------
    Total..........................          828          $316,036,003              100.00%
                                             ===          ============              ======

            Next Interest Rate Adjustment Date for the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
 Next Interest Rate Adjustment Date        Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
August 1, 2004......................           1          $    184,929                0.06%
October 1, 2004.....................           1                58,000                0.02
November 1, 2004....................           1               320,000                0.10
December 1, 2004....................           1               215,000                0.07
January 1, 2005.....................           2               907,325                0.29
March 1, 2005.......................           2               493,122                0.16
April 1, 2005.......................           1                72,340                0.02
December 1, 2005....................           3               999,900                0.32
January 1, 2006.....................           6             2,134,691                0.68
February 1, 2006....................          15             6,067,824                1.92
March 1, 2006.......................          24             9,661,106                3.06
April 1, 2006.......................          13             4,396,422                1.39
May 1, 2006.........................           7             2,052,764                0.65
June 1, 2006........................           1               317,585                0.10
July 1, 2006........................           6             2,157,100                0.68
August 1, 2006......................           7             3,678,665                1.16
September 1, 2006...................          35            12,880,031                4.08
October 1, 2006.....................          73            27,569,240                8.72
November 1, 2006....................          42            16,051,025                5.08
December 1, 2006....................          12             4,507,887                1.43
November 1, 2007....................           3             1,080,593                0.34
December 1, 2007....................           1                82,873                0.03
January 1, 2008.....................           3             1,281,926                0.41
March 1, 2008.......................           1               393,770                0.12
April 1, 2008.......................           1               500,000                0.16
May 1, 2008.........................           1               259,000                0.08
June 1, 2008........................           5             1,430,348                0.45
July 1, 2008........................           7             2,008,031                0.64
August 1, 2008......................          14             5,319,850                1.68
September 1, 2008...................          23             6,081,052                1.92
October 1, 2008.....................         143            57,345,646               18.15
November 1, 2008....................         190            76,502,702               24.21
December 1, 2008....................          49            21,059,082                6.66
February 1, 2011....................           2               613,778                0.19
March 1, 2011.......................           1               980,000                0.31
May 1, 2011.........................           1               240,000                0.08
July 1, 2011........................           2               896,025                0.28
August 1, 2011......................           4             1,740,572                0.55
September 1, 2011...................           9             3,827,046                1.21
October 1, 2011.....................          27             8,399,934                2.66
November 1, 2011....................          66            23,305,738                7.37
December 1, 2011....................          22             7,963,081                2.52
                                             ---          ------------              ------
    Total...........................         828          $316,036,003              100.00%
                                             ===          ============              ======

                      Credit Scores for the Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Range of Credit Scores               Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Not Available.....................             4          $  1,533,196                0.49%
500 - 519.........................             1               304,340                0.10
520 - 539.........................             3               609,848                0.19
560 - 579.........................             4             1,079,399                0.34
580 - 599.........................             6             1,522,695                0.48
600 - 619.........................             9             2,912,517                0.92
620 - 639.........................            17             6,226,865                1.97
640 - 659.........................            41            13,149,158                4.16
660 - 679.........................            57            25,465,785                8.06
680 - 699.........................            57            21,100,351                6.68
700 - 719.........................            75            30,091,910                9.52
720 - 739.........................           108            38,608,906               12.22
740 - 759.........................           104            42,429,264               13.43
760 - 779.........................           157            60,752,661               19.22
780 - 799.........................           144            56,620,272               17.92
800 - 819.........................            41            13,628,835                4.31
                                             ---          ------------              ------
    Total.........................           828          $316,036,003              100.00%
                                             ===          ============              ======

                 Margin for Six-Month LIBOR Index Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Range of Margins (%)                 Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.000.............................           582          $218,051,034               69.00%
                                             ---          ------------              ------
    Total.........................           582          $218,051,034               69.00%
                                             ===          ============              ======

                    Margin for Treasury Index Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
      Range of Margins (%)                 Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
2.750 - 2.999.....................           241           $96,284,558               30.47%
3.000 - 3.249.....................             4             1,411,184                0.45
3.500 - 3.500.....................             1               289,228                0.09
                                             ---          ------------              ------
    Total.........................           246           $97,984,969               31.00%
                                             ===          ============              ======

                      Documentation Type for Mortgage Loans

                                                          Aggregate            % of Aggregate
                                                       Principal Balance      Principal Balance
                                         Number of     Outstanding as of      Outstanding as of
       Documentation Type                  Loans       the Cut-off Date       the Cut-off Date
--------------------------------------  -----------  ---------------------  ---------------------
Alternative documentation .........          103          $ 37,529,147               11.87%
Full documentation.................          596           228,181,396               72.20
Loan Star..........................            1               336,480                0.11
No Income..........................           65            25,811,114                8.17
Stated Income......................           61            22,997,866                7.28
Streamline.........................            2             1,180,000                0.37
                                             ---          ------------              ------
    Total..........................          828          $316,036,003              100.00%
                                             ===          ============              ======

The Indices

     Six-Month LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 59.41%, 71.27% and 79.65% of the Group I, Group II and Group III Mortgage Loans, respectively, and 69.00% of the Mortgage Loans in the aggregate will be the average of the interbank offered rates for six-month United States dollar deposits in the London market ("Six-Month LIBOR") as published in The Wall Street Journal and as most recently available forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note.

     In the event that Six-Month LIBOR becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

     The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of the Index, which is six-month LIBOR as published in The Wall Street Journal as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the Mortgage Rate on each Mortgage Loan.

                                 Six-Month LIBOR

                                                                      Year
                     -------------------------------------------------------------------------------------------------------
    Month            2001        2000        1999         1998        1997         1996        1995        1994         1993
                     ----        ----        ----         ----        ----         ----        ----        ----         ----
January              5.36%       6.24%       5.04%        5.75%       5.71%        5.34%       6.69%       3.39%        3.44%
February             4.96        6.33        5.17         5.78        5.68         5.29        6.44        4.00         3.33
March                4.71        6.53        5.08         5.80        5.96         5.52        6.44        4.25         3.38
April                4.23        6.61        5.08         5.87        6.08         5.42        6.31        4.63         3.31
May                  3.99        7.06        5.19         5.81        6.01         5.64        6.06        5.00         3.44
June                 3.83        7.01        5.63         5.87        5.94         5.84        5.88        5.25         3.56
July                 3.69        6.89        5.68         5.82        5.83         5.92        5.88        5.33         3.56
August               3.48        6.83        5.91         5.69        5.86         5.74        5.94        5.33         3.44
September            2.53        6.76        5.97         5.36        5.85         5.75        5.99        5.69         3.38
October              2.17        6.72        6.14         5.13        5.80         5.58        5.95        6.00         3.50
November             2.10        6.68        6.06         5.28        6.04         5.55        5.74        6.44         3.52
December             1.98        6.21        6.14         5.17        6.01         5.62        5.56        7.00         3.50

     One-Year U.S. Treasury. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 40.59%, 28.73% and 20.35% of the Group I, Group II and Group III Mortgage Loans, respectively, and 31.00% of the Mortgage Loans in the aggregate will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) (the "Release") as most recently available as of the date forty-five days prior to the adjustment date ("One-Year Treasury"). Those average yields reflect the yields for the week prior to that week.

     In the event that One-Year Treasury becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

     One-Year U.S. Treasury is currently calculated based on information reported in the Release. Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the date that would have been applicable to mortgage loans whose index was most recently available as of the date forty-five days prior to the adjustment date and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any Adjustment Date or during the life of any Mortgage Loan with an Index of One-Year U.S. Treasury.

                                One Year Treasury

                                                                      Year
                     -------------------------------------------------------------------------------------------------------
    Month            2001        2000        1999         1998        1997         1996        1995        1994         1993
                     ----        ----        ----         ----        ----         ----        ----        ----         ----
January              4.81%       6.12%       4.51%        5.24%       5.61%        5.09%       7.05%       3.54%        3.50%
February             4.68        6.22        4.70         5.31        5.53         4.94        6.70        3.87         3.39
March                4.30        6.22        4.78         5.39        5.80         5.34        6.43        4.32         3.33
April                3.98        6.15        4.69         5.38        5.99         5.54        6.27        4.82         3.24
May                  3.78        6.33        4.85         5.44        5.87         5.64        6.00        5.31         3.36
June                 3.58        6.17        5.10         5.41        5.69         5.81        5.64        5.27         3.54
July                 3.62        6.08        5.03         5.36        5.54         5.85        5.59        5.48         3.47
August               3.47        6.18        5.20         5.21        5.56         5.67        5.75        5.56         3.44
September            2.82        6.13        5.25         4.71        5.52         5.83        5.62        5.76         3.36
October              2.33        6.01        5.43         4.12        5.46         5.55        5.59        6.11         3.39
November             2.18        6.09        5.55         4.53        5.46         5.42        5.43        6.54         3.58
December             2.22        5.60        5.84         4.52        5.53         5.47        5.31        7.14         3.61

The Mortgage Loan Seller

     Cendant Mortgage Corporation is a New Jersey corporation headquartered in Mt. Laurel, New Jersey. The information set forth in the following paragraphs has been provided by Cendant Mortgage Corporation and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

     On April 30, 1997, PHH Corporation, the parent of Cendant Mortgage Corporation ("Cendant") (then known as PHH Mortgage Services Corporation), announced that it had merged with HFS Incorporated ("HFS") pursuant to which PHH Corporation became a subsidiary of HFS. On December 18, 1997, HFS announced it had merged with CUC International, Inc. ("CUC"). The new company name is Cendant Corporation ("Cendant Corporation"). Cendant Corporation's primary business segments include travel related services businesses that facilitate vacation timeshare exchanges, franchise car rentals and hotel businesses; real estate related services businesses that franchise real estate brokerage businesses, provide home buyers with mortgages, and assist in employee relocations; and alliance marketing related services businesses that provide an array of value driven products and services.

     Cendant is the sixth largest retail originator and eleventh largest overall originator of residential first mortgage loans in the United States as reported by "Inside Mortgage Finance" in September 2001. Cendant offers services consisting of the origination, sale and servicing of residential first mortgage loans. A full line of mortgage products are marketed to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms, including CENTURY 21(R), COLDWELL BANKER(R) and ERA(R) franchisees, and other mortgage banks.

     Copies of PHH Corporation's Annual Report on Form 10K/A for the year ended December 31, 2000 may be inspected at the public reference facilities maintained by the SEC at 450 5th Street, N.W., Washington, D.C. 20549 and copies of such material may be obtained at the Public Reference Section of the SEC at the same address at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding PHH Corporation may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

     Cendant's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 439-6000.

Underwriting Standards

     The Depositor acquired the Mortgage Loans from the Seller. The Seller acquired the Mortgage Loans from the Mortgage Loan Seller and its affiliates in previously negotiated transactions. The Mortgage Loans were (i) acquired by the Mortgage Loan Seller in previously negotiated transactions with Merrill Lynch Credit Corporation ("MLCC"), a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc. ("ML & Co.") and the parent of the Company and an affiliate of the Underwriter, a Delaware corporation qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered,
(ii) acquired by the Mortgage Loan Seller in previously negotiated transactions with other sellers or (iii) originated by the Mortgage Loan Seller for its own account. Approximately 39.04%, 27.80% and 20.35% of the Group I, Group II and Group III Mortgage Loans, respectively, and 30.03% of the Mortgage Loans in the aggregate, were originated or acquired by Cendant in accordance with Cendant's underwriting standards set forth below and approximately 60.96%, 72.20% and 79.65% of the Group I, Group II and Group III Mortgage Loans, respectively, and 69.97% of the Mortgage Loans in the aggregate, were previously originated or acquired by MLCC, generally in accordance with the underwriting criteria described herein.

     The Mortgage Loans were originated generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by Cendant. Neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

MLCC's Underwriting Standards

     MLCC underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property and Additional Collateral, if any, as collateral for any loan made by MLCC. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization permitting MLCC to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee to MLCC.

     In evaluating the applicant's ability and willingness to repay the proposed loan, MLCC reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, MLCC may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

     MLCC verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and at least two months' worth of cash reserves.

     Except as described below, MLCC also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed MLCC debt payment. MLCC's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, MLCC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. For non-salaried applicants, including self-employed applicants, MLCC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules. In some cases, MLCC may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A selfemployed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

     In determining the adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by MLCC, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. Most of the aforementioned appraisals may have been prepared by Lender's Service, Inc., in which MLCC holds a minority interest.

     The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Title insurance is required to be obtained for all mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

     Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt- service-to-income ratio ("DTI") that generally does not exceed 38%; however, this limit may be raised to 50% or greater if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest-only payment on the proposed loan at an interest rate that is 2% to 2.50% higher than the original rate), divided by the borrower's total verified monthly income. In general, it is MLCC's belief that the DTI ratio is only one of several factors, such as LTV, credit history, and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan. As part of the underwriting process, MLCC typically reviews an applicant's Credit Score. MLCC considers an applicant's Credit Score in connection with other factors, including the applicant's overall credit payment history, level of income, debts, and assets. It is not MLCC's practice to accept or reject an application based solely on the basis of the applicant's Credit Score. See the tables captioned "Credit Scores" under "The Mortgage Pool" herein for a description of these Credit Scores and how they are derived. MLCC also requires that the proposed loan have a Loan-to-Value ("LTV") ratio that generally does not exceed 80%, but under certain circumstances may be up to 100%. MLCC's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan's LTV as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present.

     Certain loans originated by MLCC were originated under loan programs that do not require verification of borrower income. MLCC's loan origination process allows for expedited processing on certain loans based on the risk profile of the loan. During the origination process, MLCC conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. MLCC categorizes loans into different processing tracks based upon the overall risk profile of the loan, as evidenced by the LTV, borrower credit profile, the liquidity ratio (as described below) type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for MLCC to process the loan.

     MLCC uses a 'liquidity ratio' as part of its underwriting criteria. The liquidity ratio is defined as the total amount of a borrower's liquid assets, as verified by MLCC, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. MLCC believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.

     The level of income documentation required by MLCC is determined by the combination of the borrower's Credit Score and overall credit profile, liquidity ratio, and the LTV of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, MLCC may require the following different levels of income disclosure and verification:

     (1) no income disclosure;

     (2) debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required ("stated income");

     (3) verification of income using streamlined/alternate documentation; or

     (4) full income disclosure and verification.

     Loans that have a LTV in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower (such loans being referred to as "Mortgage 100SM Loans") or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor (such loans being referred to as "Parent Power(R) Loans"). Such loans are also collectively referred to herein as "Additional Collateral Loans", and the collateral referred to in clauses (i) and (ii) is herein referred to as "Additional Collateral". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee but will not be part of any REMIC. To the extent the Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Trustee. MLCC will make all reasonable efforts to realize on any such security interest if the related Mortgage Loan is liquidated upon default and the Master Servicer will have no responsibility to realize on the Additional Collateral. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. The "Limited Purpose Surety Bond" is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Offered Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

     The Mortgage Loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. Such loans are generally structured as follows: (i) the loan is to the individual and the entity which owns the real property, and is secured by a mortgage or deed of trust executed solely by the entity; or (ii) the loan is to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant; or (iii) the loan is made jointly to the individual applicant and the entity, and secured by a mortgage from the entity. In such cases, MLCC applies its standard underwriting criteria to the property and the individual applicant. Such loans are categorized as owner-occupied in this Prospectus Supplement if the individual applicant states in the application that, as of the closing of the related loan, he or she will occupy the property as his or her primary residence.

     MLCC originates loans through mortgage brokers that are not affiliated with MLCC under its Mortgage Broker Program. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of MLCC review such documentation and underwrite the loan in accordance with the above described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by MLCC. Such loans are closed in the name of, and funded by, MLCC.

     In 1995, MLCC began purchasing mortgage loans from mortgage banking related entities under its Correspondent Lending program. In order for MLCC to approve a lender as a seller under its Correspondent Lending program, a lender must meet certain qualifying criteria. These criteria include requirements that the lender must: (a) be a bank, savings and loan, or HUD-approved mortgagee which is a Fannie Mae or Freddie Mac seller in good standing; (b) demonstrate at least three years experience in mortgage originations; (c) have a quality control plan in place which is acceptable to MLCC; (d) show profitability for the prior two years; (e) demonstrate a residential loan portfolio with delinquency rates at or below national averages, as published by the Mortgage Bankers Association; and
(f) have a corporate net worth of at least $2.5 million and/or a corporate credit history acceptable to MLCC.

     Under MLCC's Correspondent Lending program, the correspondent lender processes and closes the mortgage loans in its name and thereafter funds the mortgage loans from its own funds. Personnel of MLCC, or in certain cases, the correspondent lender, underwrite the loans in accordance with MLCC's standard underwriting guidelines, as published in the MLCC Seller Guide. Additionally, MLCC conducts a post-closing review on each loan prior to purchasing it from the correspondent lender.

     In 1995, MLCC began originating mortgage loans under its construction to permanent financing program. Such loans have the same terms as other loans under MLCC's underwriting programs but include certain requirements for the completion of construction, at which time such loans become permanent loans. The Mortgage Loans may include such loans, all of which are permanent loans as to which construction is complete, as evidenced by a certificate of occupancy and/or appraiser's certification of completion.

     Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of ML & Co. and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time.

     The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

Cendant's Underwriting Standards

     The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten under full documentation programs by Cendant. From time to time, exceptions to Cendant's underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of Cendant's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment and residential stability.

     Cendant's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. Cendant may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

     Cendant's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to Cendant.

     Cendant makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with Cendant's underwriting staff and control the loan approval process to ensure consistent loan decisioning.

     In evaluating the applicant's ability and willingness to repay the proposed loan, Cendant reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, Cendant may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

     Cendant verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

     Except as described below, Cendant also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed Cendant debt payment. Cendant's guidelines for verifying an applicant's income and employment are generally as follows:

o for salaried applicants, Cendant typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by Cendant, but Cendant's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

o for non-salaried applicants, including self-employed applicants, Cendant requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules. In some cases, Cendant may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

     In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by Cendant, except as noted in this prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

     In many cases, the appraisal is obtained through a network of appraisers managed by STARS(sm) (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as Cendant, or other appraisal management companies. In certain cases, Cendant may employ the use of a third party statistical valuation in lieu of an appraisal.

     Credit scores are obtained by Cendant in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by Cendant after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

     Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. Cendant also reviews the level of an applicant's liquid assets as an indication of creditworthiness.

     Cendant encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

     The following underwriting guidelines are used by Cendant in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "Other Documentation Standards" below.

     Cendant originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by Cendant. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have Additional Collateral securing such loans. See "Additional Collateral Loans."

Full Documentation Standards

     The underwriting standards of Cendant for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans.

In determining whether a prospective borrower has sufficient monthly income available

o    to meet the borrower's monthly obligation on the proposed mortgage loan and

o to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

Cendant generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. From time to time, Cendant makes loans where these ratios are exceeded. In those instances, Cendant's underwriters typically look at compensating factors such as the liquidity of the mortgagor and the stability of the real estate market where the property is located.

Other Documentation Standards

     Cendant also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), stated income, no asset program ("Stated Income, No Asset Program"), and rate and term refinance limited documentation program ("Streamlined Documentation Program," collectively with the Reduced Documentation Program and the Stated Income, No Asset Program, the "Limited Documentation Programs"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program and the Stated Income, No Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program and the Stated Income, No Asset Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under the Reduced Documentation Program and the Stated Income, No Asset Program are generally more restrictive than those under the standard underwriting criteria of Cendant.

     Under the Streamlined Documentation Program, which is generally available only to the loans in the Cendant's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

     Some of the Mortgage Loans were made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

o the loan is made to the individual applicant, secured by a mortgage from the entity; or

o the loan is made to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant; or

o the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, Cendant Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

     From time to time, exceptions to Cendant's underwriting policies may be made. Such exceptions may be made only on a loan-by-loan basis at the discretion of Cendant. Exceptions are made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment stability and the stability of the real estate market where the property is located.

                            YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

     The amount of interest otherwise payable to holders of the Offered Certificates will be reduced by any interest shortfalls to the extent not covered by Subordination or the Master Servicer, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates and Class B Certificates, the interest portions of Realized Losses allocated solely to that Class of Certificates. These shortfalls will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise, except as described in this Prospectus Supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the Prospectus and "Description of the Certificates--Interest Distributions" in this Prospectus Supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Offered Certificates and possible shortfalls in the collection of interest.

     The yield to investors in the Offered Certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any Distribution Date to the extent that those shortfalls exceed the amount offset by the Master Servicer. See "Description of the Certificates--Interest Distributions" in this Prospectus Supplement. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. The effect of any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

General Prepayment Considerations

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans as the same change to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Mortgage Loan Seller, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time. In addition, the Mortgage Loans are assumable in connection with the conveyance of the related Mortgaged Property by persons who meet the then current credit standards of the Master Servicer for mortgage loans similar to the Mortgage Loans.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the Holders of the related Offered Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, in the case of Offered Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Offered Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the yield to maturity of an investor in the Offered Certificates. As a result, the effect on an investor's yield of principal payments occurring on the Mortgage Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The existence of the Periodic Rate Cap, Maximum Mortgage Rates and Minimum Mortgage Rates also may affect the prepayment experience on the Mortgage Loans. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan than on mortgage loans used to purchase a home. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool-- Underwriting Standards" herein.

     Some of the Mortgage Loans provide for payment of interest only for an initial period of five, seven or ten years following the origination of such Mortgage Loan. After this interest-only period, the monthly payment with respect to each such Mortgage Loan will be increased to an amount sufficient to fully amortize the principal balance of such Mortgage Loan over the remaining term and to pay interest at the Mortgage Rate. The failure of such Mortgage Loans to amortize during the interest-only period may extend the weighted average lives of the Offered Certificates. In addition, borrowers may view the absence of any obligation to make a payment of principal during the first five, seven or ten years of the term of the related Mortgage Loan as a disincentive to prepayment of such Mortgage Loan. To the extent that a recalculated monthly payment as described above is substantially in excess of a borrower's previous monthly payment providing solely for the payment of interest, such loan may be subject to an increased risk of delinquency and loss.

     Commencing with the Group I Rate Change Date, the Pass-Through Rate on the Group I Certificates (other than the Class I-A-IO Certificates) will be sensitive to the mortgage rates on the Group I Mortgage Loans, because the Pass-Through Rate on the Group I Certificates (other than the Class I-A-IO Certificates) will be based on the weighted average net mortgage rate of the Group I Mortgage Loans. Commencing with the Group II Rate Change Date, the Pass-Through Rate on the Group II Certificates (other than the Class II-A-IO Certificates) will be sensitive to the mortgage rates on the Group II Mortgage Loans, because the Pass-Through Rate on the Group II Certificates (other than the Class II-A-IO Certificates) will be based on the weighted average net mortgage rate of the Group II Mortgage Loans. Commencing with the Group III Rate Change Date, the Pass-Through Rate on the Group III Certificates (other than the Class III-A-IO Certificates) will be sensitive to the mortgage rates on the Group III Mortgage Loans, because the Pass-Through Rate on the Group III Certificates (other than the Class III-A-IO Certificates) will be based on the weighted average net mortgage rate of the Group III Mortgage Loan. Because each of these Pass-Through Rates is determined by the Mortgage Rates on the related Mortgage Loans, disproportionate prepayments of Mortgage Loans with Mortgage Rates above the then current weighted average Mortgage Rate may adversely affect the Pass-Through Rate on one or more Classes of these Offered Certificates by lowering the related weighted average net mortgage rate.

The Subordinated Certificates

     The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such Holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable Class of Subordinated Certificates (and if the Subordinated Certificates are no longer outstanding, will reduce the Class Certificate Balance or Notional Amount of the Senior Certificates), without the receipt of cash attributable to such reduction. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates (or Senior Certificates) than otherwise would be the case.

     After the Class Certificate Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the Class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of losses that are covered by Subordination will be allocated to such Class of Class M Certificates. Furthermore, because principal distributions are paid to certain Classes of Senior Certificates and Class M Certificates before other Classes, holders of Classes having a later priority of payment bear a greater risk of losses than holders of Classes having earlier priorities for distribution of principal.

Weighted Average Lives

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate model ("CPR"). The Constant Prepayment Rate model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 25% CPR or 22% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

     The tables following the next paragraph indicate the percentage of the initial Class Certificate Balance of each Class of Offered Certificates (other than the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates) that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in February 2002, (iii) the Mortgage Loans prepay at the percentages of CPR indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Mortgage Loan Seller, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in February 2002,
(vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in January 2002, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on January 30, 2002, (x) the Index remains constant at 2.02% per annum for Six-Month LIBOR ("6MoL") and 2.28% for One Year Treasury ("1CMT") and the Mortgage Rate on each Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the related Index plus, in the case of Six-Month LIBOR and One Year Treasury Index, the applicable Gross Margin, subject to the applicable Periodic Rate Cap, Minimum Mortgage Rate and Maximum Mortgage Rate; (xi) the related "Group Change Date" is the Distribution Date in August 2006, October 2008 and October 2011 with respect to the Group I, Group II and Group III Senior Certificates and are the Distribution Dates on which such Certificates are paid to zero, respectively, (xii) for the 6MoL and 1CMT hypothetical mortgage loans, the mortgage rate and scheduled monthly payment adjust every 6 months and one year, respectively, and (xiii) the monthly payment on each Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above.

                      Hypothetical Group I Mortgage Loans:

                                          Months to
                             Current         Next                                                                  Initial
            Cut off Date      Gross        Interest    Remaining    Original    Gross      Maximum     Minimum    Periodic
 Loan        Principal       Mortgage     Adjustment      Term        Term      Margin    Mortgage     Mortgage     Rate
Number      Balance ($)      Rate (%)        Date       (months)    (months)     (%)      Rate (%)     Rate (%)    Cap (%)
------      -----------      --------        ----       --------    --------     ---      --------     --------    -------
   1         184,929.47       7.625           31           331         360       2.000      13.625      2.000       6.000
   2          58,000.00       7.875           33           333         360       2.000      13.875      2.000       6.000
   3         319,999.99       8.000           34           334         360       2.000      14.000      2.000       6.000
   4         215,000.00       8.000           35           335         360       2.000      14.000      2.000       6.000
   5         907,325.00       7.956           36           336         360       2.000      13.956      2.000       6.000
   6         493,122.35       8.500           38           338         360       2.000      14.500      2.000       6.000
   7          72,339.80       8.500           39           339         360       2.000      14.500      2.000       6.000
   8         999,900.00       8.313           47           347         360       2.000      14.313      2.000       6.000
   9       2,134,690.55       7.157           48           348         360       2.000      13.290      2.000       6.133
  10       6,067,824.48       6.413           49           349         360       2.000      13.000      2.000       6.587
  11       1,245,383.80       7.077           50           350         360       2.750      12.077      2.750       5.000
  12       8,415,721.77       6.495           50           350         360       2.000      13.017      2.000       6.521
  13         446,601.64       7.000           51           351         360       2.750      12.000      2.750       5.000
  14       3,949,820.27       7.052           51           351         360       2.000      13.140      2.000       6.088
  15         180,751.98       6.875           52           352         360       2.750      12.875      2.750       6.000
  16       1,679,411.39       6.976           52           352         360       2.000      13.438      2.000       6.462
  17         317,584.63       7.000           53           353         360       2.750      12.000      2.750       5.000
  18         790,762.41       6.664           54           354         360       2.750      11.664      2.750       5.000
  19       1,366,337.98       6.821           54           354         360       2.000      13.000      2.000       6.179
  20       2,027,014.79       6.918           55           355         360       2.750      11.918      2.750       5.000
  21       1,651,649.97       7.102           55           355         360       2.000      13.117      2.000       6.015
  22       5,158,009.35       6.920           56           356         360       2.750      11.958      2.750       5.039
  23       7,722,021.16       6.987           56           356         360       2.000      13.128      2.000       6.141
  24      11,416,093.24       6.718           57           357         360       2.794      11.718      2.794       5.000
  25      15,654,414.15       6.534           57           357         360       2.000      12.155      2.000       5.622
  26      12,636,496.56       6.590           58           358         360       2.750      11.637      2.750       5.047
  27       3,913,261.11       6.340           58           358         360       2.000      11.382      2.000       5.042
  28       4,152,887.47       6.149           59           359         360       2.750      11.149      2.750       5.000
  29         355,000.00       6.500           59           359         360       2.000      13.000      2.000       7.000

             Subsequent                         Original
              Periodic                          Interest
 Loan         Rate Cap   Index   Servicing Fee    Only
Number          (%)       Name        (%)        Period
------          ---       ----        ---        ------
   1           13.625     6MoL       0.395          60
   2           13.875     6MoL       0.270          60
   3           14.000     6MoL       0.395          60
   4           14.000     6MoL       0.270          60
   5           13.956     6MoL       0.726          60
   6           14.500     6MoL       0.451          60
   7           14.500     6MoL       0.770          60
   8           14.313     6MoL       0.770          60
   9           13.290     6MoL       0.578          60
  10           13.000     6MoL       0.461          60
  11            2.000     1CMT       0.395         N/A
  12           13.017     6MoL       0.460          60
  13            2.000     1CMT       0.395         N/A
  14           13.140     6MoL       0.770          60
  15            2.000     1CMT       0.395         N/A
  16           13.438     6MoL       0.529          60
  17            2.000     1CMT       0.395         N/A
  18            2.000     1CMT       0.395         N/A
  19           13.000     6MoL       0.395          60
  20            2.000     1CMT       0.395         N/A
  21           13.117     6MoL       0.395          60
  22            2.000     1CMT       0.395         N/A
  23           13.128     6MoL       0.395          60
  24            2.000     1CMT       0.439         N/A
  25           12.155     6MoL       0.395          60
  26            2.000     1CMT       0.395         N/A
  27           11.382     6MoL       0.395          60
  28            2.000     1CMT       0.395         N/A
  29           13.000     6MoL       0.395          84

                      Hypothetical Group II Mortgage Loans:

                                          Months to
                             Current         Next                                                                  Initial
            Cut off Date      Gross        Interest    Remaining    Original    Gross      Maximum     Minimum    Periodic
 Loan        Principal       Mortgage     Adjustment      Term        Term      Margin    Mortgage     Mortgage     Rate
Number      Balance ($)      Rate (%)        Date       (months)    (months)     (%)      Rate (%)     Rate (%)    Cap (%)
------      -----------      --------        ----       --------    --------     ---      --------     --------    -------
   1         116,550.58       7.000           52           328         360       2.750      13.000      2.750       6.000
   2          76,050.00       7.375           52           328         360       2.750      13.375      2.750       6.000
   3       1,080,593.14       8.390           70           346         360       2.000      14.390      2.000       6.000
   4          82,873.43       8.625           71           347         360       2.000      14.625      2.000       6.000
   5       1,281,926.10       7.625           72           348         360       2.000      13.625      2.000       6.000
   6         393,770.00       6.875           74           350         360       2.000      13.000      2.000       6.125
   7         500,000.00       7.000           75           351         360       2.000      13.000      2.000       6.000
   8         258,999.99       7.500           76           352         360       2.000      13.500      2.000       6.000
   9       1,430,348.04       6.882           77           353         360       2.000      13.111      2.000       6.229
  10          82,107.95       7.250           78           354         360       2.750      13.250      2.750       6.000
  11       1,925,923.39       7.135           78           354         360       2.000      13.167      2.000       6.032
  12         445,693.09       7.251           79           355         360       2.750      12.754      2.750       6.000
  13       4,874,156.42       7.282           79           355         360       2.000      13.321      2.000       6.039
  14       1,366,063.91       7.071           80           356         360       2.750      12.071      2.750       5.000
  15       4,714,988.16       6.866           80           356         360       2.000      12.825      2.000       5.959
  16      18,084,531.56       6.715           81           357         360       2.757      11.743      2.757       5.028
  17      39,261,114.28       6.771           81           357         360       2.006      12.454      2.006       5.715
  18      24,618,681.45       6.582           82           358         360       2.755      11.582      2.755       5.000
  19      51,884,020.74       6.536           82           358         360       2.000      11.743      2.000       5.207
  20       5,062,649.72       6.281           83           359         360       2.750      11.281      2.750       5.000
  21      15,996,432.56       6.382           83           359         360       2.000      11.481      2.000       5.100

            Subsequent                         Original
             Periodic                          Interest
 Loan        Rate Cap   Index   Servicing Fee    Only
Number         (%)       Name        (%)        Period
------         ---       ----        ---        ------
   1           2.000     1CMT       0.395         N/A
   2           2.000     1CMT       0.770          84
   3          14.390     6MoL       0.770          84
   4          14.625     6MoL       0.770          84
   5          13.625     6MoL       0.624          84
   6          13.000     6MoL       0.770          84
   7          13.000     6MoL       0.770          84
   8          13.500     6MoL       0.395          84
   9          13.111     6MoL       0.395          84
  10           2.000     1CMT       0.395         N/A
  11          13.167     6MoL       0.395          84
  12           2.000     1CMT       0.395         N/A
  13          13.321     6MoL       0.395          84
  14           2.000     1CMT       0.395         N/A
  15          12.825     6MoL       0.395          84
  16           2.000     1CMT       0.402         N/A
  17          12.454     6MoL       0.395          84
  18           2.000     1CMT       0.400         N/A
  19          11.743     6MoL       0.395          84
  20           2.000     1CMT       0.395         N/A
  21          11.481     6MoL       0.395          84

                     Hypothetical Group III Mortgage Loans:

                                          Months to
                             Current         Next                                                                  Initial
            Cut off Date      Gross        Interest    Remaining    Original    Gross      Maximum     Minimum    Periodic
 Loan        Principal       Mortgage     Adjustment      Term        Term      Margin    Mortgage     Mortgage     Rate
Number      Balance ($)      Rate (%)        Date       (months)    (months)     (%)      Rate (%)     Rate (%)    Cap (%)
------      -----------      --------        ----       --------    --------     ---      --------     --------    -------
  1          613,778.16       7.375           109          349         360       2.000      13.375      2.000       6.000
  2          980,000.00       7.875           110          350         360       2.000      13.875      2.000       6.000
  3          240,000.00       7.500           112          352         360       2.000      13.500      2.000       6.000
  4          896,024.99       7.316           114          354         360       2.000      13.306      2.000       6.000
  5        1,740,571.59       7.238           115          355         360       2.000      13.238      2.000       6.000
  6        3,827,046.07       7.258           116          356         360       2.000      12.688      2.000       5.430
  7        1,355,899.85       6.947           117          357         360       2.750      11.947      2.750       5.000
  8        7,044,033.89       6.948           117          357         360       2.000      12.498      2.000       5.594
  9        6,151,318.52       6.756           118          358         360       2.750      11.756      2.750       5.000
 10       17,154,419.45       6.797           118          358         360       2.000      12.137      2.000       5.253
 11        2,253,836.74       6.705           119          359         360       2.750      11.705      2.750       5.000
 12         5709,244.00       6.713           119          359         360       2.000      11.884      2.000       5.171

            Subsequent                         Original
             Periodic                          Interest
 Loan        Rate Cap   Index   Servicing Fee    Only
Number         (%)       Name        (%)        Period
------         ---       ----        ---        ------
  1           13.375     6MoL       0.395         120
  2           13.875     6MoL       0.770         120
  3           13.500     6MoL       0.395         120
  4           13.306     6MoL       0.395         120
  5           13.238     6MoL       0.395         120
  6           12.688     6MoL       0.395         120
  7            2.000     1CMT       0.395         N/A
  8           12.498     6MoL       0.395         120
  9            2.000     1CMT       0.395         N/A
 10           12.137     6MoL       0.395         120
 11            2.000     1CMT       0.395         N/A
 12           11.884     6MoL       0.395         120

     There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Class Certificate Balance outstanding (and the weighted average life) of each Class of Offered Certificates (not including the Class A-IO Certificates) set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables set forth below and, since it is not likely the level of the applicable Index will remain constant as assumed, each Class of Offered Certificates may mature earlier or later than indicated by the tables. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR


--------------------------------------------------------------------------------------------------------
                                                                Class I-A-1
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage.................       100%      100%       100%       100%        100%         100%
January 2003.......................        99        86         72         65          58           44
January 2004.......................        99        73         49         39          29           11
January 2005.......................        98        61         31         19           8            0
January 2006.......................        97        51         18          6           0            0
January 2007.......................        95        41          7          0           0            0
January 2008.......................        92        31          0          0           0            0
January 2009.......................        89        23          0          0           0            0
January 2010.......................        86        16          0          0           0            0
January 2011.......................        83        10          0          0           0            0
January 2012.......................        79         4          0          0           0            0
January 2013.......................        75         0          0          0           0            0
January 2014.......................        71         0          0          0           0            0
January 2015.......................        67         0          0          0           0            0
January 2016.......................        63         0          0          0           0            0
January 2017.......................        59         0          0          0           0            0
January 2018.......................        54         0          0          0           0            0
January 2019.......................        49         0          0          0           0            0
January 2020.......................        44         0          0          0           0            0
January 2021.......................        39         0          0          0           0            0
January 2022.......................        33         0          0          0           0            0
January 2023.......................        27         0          0          0           0            0
January 2024.......................        21         0          0          0           0            0
January 2025.......................        15         0          0          0           0            0
January 2026.......................         8         0          0          0           0            0
January 2027.......................         1         0          0          0           0            0
January 2028.......................         0         0          0          0           0            0

Weighted Average Life to
Maturity (in years)**..............     15.98      4.46       2.27       1.77        1.43         1.01

Weighted Average Life to the
Related Group Change Date (in
years)**...........................      4.50      3.23       2.21       1.77        1.43         1.01

----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR

--------------------------------------------------------------------------------------------------------
                                                                Class I-A-2
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage..................      100%       100%      100%       100%        100%         100%
January 2003........................      100        100       100        100         100          100
January 2004........................      100        100       100        100         100          100
January 2005........................      100        100       100        100         100           74
January 2006........................      100        100       100        100          86           44
January 2007........................      100        100       100         86          60           26
January 2008........................      100        100        94         63          41           15
January 2009........................      100        100        73         46          28            9
January 2010........................      100        100        57         34          19            5
January 2011........................      100        100        44         24          13            3
January 2012........................      100        100        34         18           9            2
January 2013........................      100         97        27         13           6            1
January 2014........................      100         84        20          9           4            1
January 2015........................      100         73        16          7           3            0
January 2016........................      100         63        12          5           2            0
January 2017........................      100         54         9          3           1            0
January 2018........................      100         46         7          2           1            0
January 2019........................      100         39         5          2           1            0
January 2020........................      100         33         4          1           0            0
January 2021........................      100         28         3          1           0            0
January 2022........................      100         23         2          1           0            0
January 2023........................      100         19         2          0           0            0
January 2024........................      100         15         1          0           0            0
January 2025........................      100         12         1          0           0            0
January 2026........................      100         10         1          0           0            0
January 2027........................      100          7         0          0           0            0
January 2028........................       83          5         0          0           0            0
January 2029........................       61          3         0          0           0            0
January 2030........................       38          2         0          0           0            0
January 2031........................       14          1         0          0           0            0
January 2032........................        0          0         0          0           0            0

Weighted Average Life to
Maturity (in years)**...............    27.48      16.68      9.66       7.70        6.28         4.36

Weighted Average Life to the
Related Group Change Date (in
years)**............................     4.57       4.57      4.57       4.57        4.43         3.74

----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR

--------------------------------------------------------------------------------------------------------
                                                               Class II-A-1
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage..................      100%      100%       100%       100%        100%         100%
January 2003........................       99        76         52         47          28            4
January 2004........................       98        54         13          6           0            0
January 2005........................       98        34          0          0           0            0
January 2006........................       97        16          0          0           0            0
January 2007........................       96         0          0          0           0            0
January 2008........................       95         0          0          0           0            0
January 2009........................       93         0          0          0           0            0
January 2010........................       87         0          0          0           0            0
January 2011........................       81         0          0          0           0            0
January 2012........................       74         0          0          0           0            0
January 2013........................       67         0          0          0           0            0
January 2014........................       60         0          0          0           0            0
January 2015........................       53         0          0          0           0            0
January 2016........................       45         0          0          0           0            0
January 2017........................       37         0          0          0           0            0
January 2018........................       29         0          0          0           0            0
January 2019........................       20         0          0          0           0            0
January 2020........................       11         0          0          0           0            0
January 2021........................        2         0          0          0           0            0
January 2022........................        0         0          0          0           0            0

Weighted Average Life to
Maturity (in years)**...............    12.96      2.31       1.13       1.01        0.72         0.51

Weighted Average Life to the
Related Group Change Date (in
years)**............................     6.55      2.31       1.13       1.01        0.72         0.51

----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR

--------------------------------------------------------------------------------------------------------
                                                               Class II-A-2
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage..................      100%      100%       100%       100%        100%         100%
January 2003........................      100       100        100        100         100          100
January 2004........................      100       100        100        100          55            0
January 2005........................      100       100         65         46           0            0
January 2006........................      100       100         17          0           0            0
January 2007........................      100       100          0          0           0            0
January 2008........................      100        71          0          0           0            0
January 2009........................      100        44          0          0           0            0
January 2010........................      100        18          0          0           0            0
January 2011........................      100         0          0          0           0            0
January 2012........................      100         0          0          0           0            0
January 2013........................      100         0          0          0           0            0
January 2014........................      100         0          0          0           0            0
January 2015........................      100         0          0          0           0            0
January 2016........................      100         0          0          0           0            0
January 2017........................      100         0          0          0           0            0
January 2018........................      100         0          0          0           0            0
January 2019........................      100         0          0          0           0            0
January 2020........................      100         0          0          0           0            0
January 2021........................      100         0          0          0           0            0
January 2022........................       84         0          0          0           0            0
January 2023........................       62         0          0          0           0            0
January 2024........................       40         0          0          0           0            0
January 2025........................       17         0          0          0           0            0
January 2026........................        0         0          0          0           0            0

Weighted Average Life to
Maturity (in years)**...............    21.56      6.84       3.35       3.01        2.10         1.48

Weighted Average Life to the
Related Group Change Date (in
years)**............................     6.74      6.32       3.35       3.01        2.10         1.48


----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR

--------------------------------------------------------------------------------------------------------
                                                               Class II-A-3
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage..................      100%       100%      100%       100%        100%         100%
January 2003........................      100        100       100        100         100          100
January 2004........................      100        100       100        100         100           90
January 2005........................      100        100       100        100          79            6
January 2006........................      100        100       100         98          24            0
January 2007........................      100        100        75         53           0            0
January 2008........................      100        100        39         19           0            0
January 2009........................      100        100        10          0           0            0
January 2010........................      100        100         0          0           0            0
January 2011........................      100         93         0          0           0            0
January 2012........................      100         68         0          0           0            0
January 2013........................      100         46         0          0           0            0
January 2014........................      100         27         0          0           0            0
January 2015........................      100          9         0          0           0            0
January 2016........................      100          0         0          0           0            0
January 2017........................      100          0         0          0           0            0
January 2018........................      100          0         0          0           0            0
January 2019........................      100          0         0          0           0            0
January 2020........................      100          0         0          0           0            0
January 2021........................      100          0         0          0           0            0
January 2022........................      100          0         0          0           0            0
January 2023........................      100          0         0          0           0            0
January 2024........................      100          0         0          0           0            0
January 2025........................      100          0         0          0           0            0
January 2026........................       92          0         0          0           0            0
January 2027........................       61          0         0          0           0            0
January 2028........................       30          0         0          0           0            0
January 2029........................        0          0         0          0           0            0

Weighted Average Life to
Maturity (in years)**...............    25.38      10.96      5.77       5.19        3.57         2.47

Weighted Average Life to the
Related Group Change Date (in
years)**............................     6.74       6.74      5.71       5.19        3.57         2.47

----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR

--------------------------------------------------------------------------------------------------------
                                                               Class II-A-4
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage..................      100%       100%       100%       100%       100%         100%
January 2003........................      100        100        100        100        100          100
January 2004........................      100        100        100        100        100          100
January 2005........................      100        100        100        100        100          100
January 2006........................      100        100        100        100        100           63
January 2007........................      100        100        100        100         86           38
January 2008........................      100        100        100        100         60           22
January 2009........................      100        100        100         92         42           13
January 2010........................      100        100         85         69         28            8
January 2011........................      100        100         66         53         19            5
January 2012........................      100        100         51         40         13            3
January 2013........................      100        100         40         30          9            2
January 2014........................      100        100         31         23          6            1
January 2015........................      100        100         24         17          4            1
January 2016........................      100         94         18         13          3            0
January 2017........................      100         81         14          9          2            0
January 2018........................      100         69         11          7          1            0
January 2019........................      100         59          8          5          1            0
January 2020........................      100         50          6          4          1            0
January 2021........................      100         42          4          3          0            0
January 2022........................      100         35          3          2          0            0
January 2023........................      100         29          2          1          0            0
January 2024........................      100         23          2          1          0            0
January 2025........................      100         19          1          1          0            0
January 2026........................      100         15          1          0          0            0
January 2027........................      100         11          1          0          0            0
January 2028........................      100          8          0          0          0            0
January 2029........................       97          5          0          0          0            0
January 2030........................       64          3          0          0          0            0
January 2031........................       28          1          0          0          0            0
January 2032........................        0          0          0          0          0            0

Weighted Average Life to
Maturity (in years)**...............    28.41      18.98      11.23      10.24       7.30         5.06

Weighted Average Life to the
Related Group Change Date (in
years)**............................     6.74       6.74       6.74       6.74       6.10         4.77

----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR

--------------------------------------------------------------------------------------------------------
                                                              Class III-A-1
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage..................      100%      100%       100%       100%        100%         100%
January 2003........................      100        89         79         77          69           59
January 2004........................      100        80         63         59          47           34
January 2005........................       99        72         49         45          32           19
January 2006........................       99        64         39         35          22           11
January 2007........................       99        57         31         27          16            7
January 2008........................       98        51         25         21          11            4
January 2009........................       98        46         20         17           8            2
January 2010........................       98        41         16         13           5            1
January 2011........................       97        37         13         10           4            1
January 2012........................       96        33         10          8           3            1
January 2013........................       93        28          8          6           2            0
January 2014........................       90        25          6          4           1            0
January 2015........................       86        21          5          3           1            0
January 2016........................       83        18          4          2           1            0
January 2017........................       79        16          3          2           0            0
January 2018........................       75        13          2          1           0            0
January 2019........................       71        11          2          1           0            0
January 2020........................       67        10          1          1           0            0
January 2021........................       62         8          1          1           0            0
January 2022........................       57         7          1          0           0            0
January 2023........................       53         6          0          0           0            0
January 2024........................       48         5          0          0           0            0
January 2025........................       42         4          0          0           0            0
January 2026........................       37         3          0          0           0            0
January 2027........................       31         2          0          0           0            0
January 2028........................       25         2          0          0           0            0
January 2029........................       19         1          0          0           0            0
January 2030........................       12         1          0          0           0            0
January 2031........................        5         0          0          0           0            0
January 2032........................        0         0          0          0           0            0

Weighted Average Life to
Maturity (in years)**...............    20.72      8.00       4.28       3.87        2.71         1.88

Weighted Average Life to the
Related Group Change Date (in
years)**............................     9.61      5.94       3.88       3.58        2.64         1.87

----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

        Percent of Original Class Certificate Balance Outstanding* at the
                          Following Percentages of CPR

--------------------------------------------------------------------------------------------------------
                                                     Class M-1, Class M-2 and Class M-3
                                       -----------------------------------------------------------------
Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
Distribution Date
-----------------------------------
Initial Percentage..................      100%       100%      100%       100%        100%         100%
January 2003........................      100        100       100        100         100          100
January 2004........................       99         99        99         99          99           99
January 2005........................       99         99        99         99          99           99
January 2006........................       98         98        82         76          69           59
January 2007........................       98         98        65         58          48           35
January 2008........................       97         94        51         44          33           21
January 2009........................       96         89        41         34          23           12
January 2010........................       93         81        32         26          16            7
January 2011........................       91         71        25         19          11            4
January 2012........................       89         62        19         14           7            2
January 2013........................       86         54        15         11           5            1
January 2014........................       83         47        12          8           3            1
January 2015........................       79         40         9          6           2            0
January 2016........................       76         35         7          4           2            0
January 2017........................       73         30         5          3           1            0
January 2018........................       69         26         4          2           1            0
January 2019........................       65         22         3          2           0            0
January 2020........................       61         18         2          1           0            0
January 2021........................       57         15         2          1           0            0
January 2022........................       53         13         1          1           0            0
January 2023........................       48         11         1          0           0            0
January 2024........................       44          9         1          0           0            0
January 2025........................       39          7         0          0           0            0
January 2026........................       34          5         0          0           0            0
January 2027........................       28          4         0          0           0            0
January 2028........................       23          3         0          0           0            0
January 2029........................       17          2         0          0           0            0
January 2030........................       11          1         0          0           0            0
January 2031........................        5          0         0          0           0            0
January 2032........................        0          0         0          0           0            0

Weighted Average Life to
Maturity (in years)**...............    19.63      12.85      7.27       6.61        5.69         4.91

----------
*    Rounded to the nearest whole percentage.

** The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of CPR indicated in the tables above, or to any other level, or that the actual weighted average life of any Class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions. The characteristics of the Mortgage Loan will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the applicable Index will remain constant at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the applicable Index is consistent with the expectations of investors.

Class I-A-IO, Class II-A-IO and Class III-A-IO Certificate Yield Considerations

     The yield to maturity on the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Group I, Group II and Group III Mortgage Loans, respectively, which rate may fluctuate significantly over time, to the extent such payments are allocated to the Group I, Group II and Group III Senior Certificates (other than the Class A-IO Certificates), respectively. Investors in the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates should fully consider the risk that a rapid rate of prepayments on the Group I, Group II and Group III Mortgage Loans, respectively, could result in the failure of such investors to fully recover their investments.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class I-A-IO Certificates to various constant rates of prepayment on the Group I Mortgage Loans by projecting the monthly aggregate payments on the Class I-A-IO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions including the assumptions regarding the characteristics and performance of the Group I Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Group I Mortgage Loans and of such Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                  Pre-Tax Yield to Maturity of the Class I-A-IO
                Certificates at the Following Percentages of CPR

Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
  Assumed Purchase Price
--------------------------
            1.17%*                      81.67%     64.67%     45.58%     34.84%      23.25%       (0.20)%

* Purchase price does not include accrued interest.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class II-A-IO Certificates to various constant rates of prepayment on the Group II Mortgage Loans by projecting the monthly aggregate payments on the Class II-A-IO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions including the assumptions regarding the characteristics and performance of the Group II Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Group II Mortgage Loans and of such Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                 Pre-Tax Yield to Maturity of the Class II-A-IO
                Certificates at the Following Percentages of CPR

Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
  Assumed Purchase Price
--------------------------
            1.37%*                      125.22%    89.70%     44.32%     34.61%      (4.87)%      (52.81)%

* Purchase price does not include accrued interest.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class III-A-IO Certificates to various constant rates of prepayment on the Group III Mortgage Loans by projecting the monthly aggregate payments on the Class III-A-IO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions including the assumptions regarding the characteristics and performance of the Group III Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Group III Mortgage Loans and of such Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                 Pre-Tax Yield to Maturity of the Class III-A-IO
                Certificates at the Following Percentages of CPR

Group I CPR                               0%        10%        20%        25%         30%          40%
-----------                            -------    -------    -------    -------     -------      -------
Group II and Group III CPR                0%        10%        20%        22%         30%          40%
--------------------------             -------    -------    -------    -------     -------      -------
  Assumed Purchase Price
--------------------------
            0.0018%*                    65.57%     51.81%     37.40%     34.40%      21.76%       4.54%

* Purchase price does not include accrued interest.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates are likely to differ from those shown in the applicable table, even if all of the Mortgage Loans prepay at the constant percentages of CPR indicated in the tables above over any given time period or over the entire life of the Certificates. In addition, holders of the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates generally have rights to relatively larger portions of interest payments on Group I, Group II and Group III Mortgage Loans, respectively, with higher Mortgage Rates; thus, the yield on the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates will be materially adversely affected to a greater extent than on the other Offered Certificates if the Group I, Group II and Group III Mortgage Loans, respectively, with higher Mortgage Rates prepay faster than the applicable Mortgage Loans with lower Mortgage Rates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates should fully consider the risk that a rapid rate of prepayments on the Group I, Group II and Group III Mortgage Loans, respectively, could result in the failure of such investors to fully recover their investments.

Final Scheduled Distribution Dates

     The Final Scheduled Distribution Date of each Class of Offered Certificates is set forth under "Summary of Prospectus Supplement." The Final Scheduled Distribution Date for the Offered Certificates (other than the Class A-IO Certificates) is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The Final Scheduled Distribution Date for the Class A-IO Certificates is the Distribution Date prior to the related Group Rate Change Date. Since the rate of distributions in reduction of the Class Certificate Balance of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Certificate Balance of any such Class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.


                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will consist of (i) the Class I-A-1, Class I-A-2 and Class I-A-IO Certificates (together, the "Class I-A Certificates"); (ii) the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-IO Certificates (together, the "Class II-A Certificates"); (iii) the Class III-A-1 and Class III-A-IO Certificates (together, the "Class III-A Certificates", and collectively with the Class I-A and Class II-A Certificates, the "Senior Certificates"); (iv) the Class M-1, Class M-2 and Class M-3 Certificates (collectively, the "Class M Certificates" or the "Mezzanine Certificates"), (v) the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Class B Certificates", and collectively with the Mezzanine Certificates, the "Subordinated Certificates"), and (vi) the Class R-I Certificates and Class R-II Certificates (together, the "Class R Certificates"). Only the Senior Certificates and Mezzanine Certificates (together, the "Offered Certificates") are offered hereby. The Class B Certificates and Class R Certificates (together, the "Non-Offered Certificates") are not offered hereby. The Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates are also referred to herein as the "Class A-IO Certificates."

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of conventional, one- to four-family, first lien mortgage loans having original terms to maturity of 30 years (the "Mortgage Loans"). The Senior, Class M-1, Class M-2 and Class M-3 Certificates evidence initial beneficial interests in the Trust Fund of approximately 96.90%, 1.50%, 0.60% and 0.40% respectively.

     All distributions to Holders of the Offered Certificates, other than the final distribution on the Offered Certificates, will be made by or on behalf of the Trustee to the persons in whose names such Offered Certificates are registered at the close of business on each Record Date. Such distributions will be made either (i) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (ii) upon written request to the Trustee at least five business days prior to the relevant Record Date by any Holder of Offered Certificates by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any Class of Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

     The "Record Date" with respect to each Distribution Date and each class of Offered Certificates other than the Class II-A-1 Certificates is the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Class II-A-1 Certificates, the 24th day of the month in which the Distribution Date occurs.

Book-Entry Registration and Definitive Certificates

     The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC (the "Book-Entry Certificates") and its Participants in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No Certificate Owner will be entitled to receive a certificate representing such person's interest, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures.

     Holders of Book-Entry Certificates may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg ("Clearstream") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries"). Transfers between Participants (as defined below) will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Beneficial owners of the Offered Certificates are referred to as the "Certificate Owners". Certificate Owners or prospective owners, as the case may be, of the Book-Entry Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders may receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only "Certificateholder" (as such term is used in the Agreement) of such Book-Entry Certificates will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificate Owners under the Agreement only indirectly through DTC and its Participants who in turn will exercise their rights though DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services including lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, and not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     Certificates initially issued as Book-Entry Certificates will be issued as Definitive Certificates only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Certificates and the Master Servicer is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) if Holders of Offered Certificates evidencing not less than 51% of the Voting Rights advise the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for registration, the Trustee will issue such Certificates in the form of Definitive Certificates as Certificateholders under the Agreement. The Holders of Definitive Certificates will deal directly with the Trustee with respect to transfers, notices and distributions. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

Available Funds

     The "Group I Available Funds," "Group II Available Funds" and "Group III Available Funds" (each, a "Group Available Funds") for the Group I, Group II, and Group III Mortgage Loans, respectively, for any Distribution Date will generally be equal to the sum of (i) the aggregate amount of scheduled payments on the Mortgage Loans in the related Mortgage Loan Group received or advanced during the related Due Period, (ii) any unscheduled payments and receipts on the Mortgage Loans in the related Mortgage Loan Group, including Mortgagor prepayments on such Mortgage Loans received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer and reduced by Servicing Fees, the fees and expenses, including indemnity payments, of the Trustee, and (iii) any amount received from the Limited Purpose Surety Bond. The "Available Funds" for any Distribution Date will be equal to the sum of the Group I, Group II and Group III Available Funds.

     With respect to any Distribution Date and the Mortgage Loans, the "Due Period" is the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the Due Date of the month of such Distribution Date. With respect to any Distribution Date and the Mortgage Loans, the "Prepayment Period" is the calendar month preceding the month of such Distribution Date.

Distributions on the Certificates

     (A) On each Distribution Date, the Group I Available Funds will be distributed in the following order of priority among the Class I-A Certificates except as otherwise noted:

          first, to the Class I-A Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Class I-A Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated among the Class I-A Certificates as described below;

          second, to the Class I-A Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date; and

          third, sequentially, in the following order, to the Class I-A-1 Certificates and Class I-A-2 Certificates, in reduction of the Class Certificate Balances thereof, the Group I Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group I Available Funds, until the Class Certificate Balances of such Classes have been reduced to zero;

     (B) On each Distribution Date, the Group II Available Funds will be distributed in the following order of priority among the Class II-A Certificates except as otherwise noted:

          first, to the Class II-A Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Class II-A Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated among the Class II-A Certificates as described below;

          second, to the Class II-A Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date; and

          third, sequentially, in the following order, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II- A-4 Certificates, in reduction of the Class Certificate Balances thereof, the Group II Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group II Available Funds, until the Class Certificate Balances of such Classes have been reduced to zero;

     (C) On each Distribution Date, the Group III Available Funds will be distributed in the following order of priority among the Class III-A Certificates except as otherwise noted:

          first, to the Class III-A Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Class III-A Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated among the Class III-A Certificates as described below;

          second, to the Class III-A Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group III Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date; and

          third, to the Class III-A-1 Certificates, in reduction of the Class Certificate Balance thereof, the Group III Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group III Available Funds, until the Class Certificate Balance of such Class has been reduced to zero;

     (D) On each Distribution Date on or prior to the Distribution Date on which the Class Certificate Balances of the Mezzanine Certificates and Subordinate Certificates are reduced to zero (the "Credit Support Depletion Date"), an amount equal to the sum of the remaining Group I, Group II and Group III Available Funds after the distributions in (A), (B) and (C) above and after any distributions required to be made pursuant to clauses (E) and (F) below, will be distributed sequentially, in the following order, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Subordinate Principal Distribution Amount for such Distribution Date, in each case to the extent of the remaining Available Funds.

     (E) On each Distribution Date prior to the Credit Support Depletion Date but after the reduction of the aggregate Class Certificate Balance of the Group I, Group II or Group III Senior Certificates to zero, the remaining Class or Classes of Senior Certificates will be entitled to receive in reduction of their Class Certificate Balances, pro rata based upon their Class Certificate Balances immediately prior to such Distribution Date, in addition to any principal prepayments related to such remaining Senior Certificates' respective Mortgage Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Mortgage Loan Group relating to the fully repaid Class or Classes of Senior Certificates; provided, however, that if the weighted average Subordinate Percentage equals or exceeds approximately 6.20% on such Distribution Date, then the additional allocation of principal prepayments to the Senior Certificates in accordance with this clause (E) will not be made.

     (F) If on any Distribution Date on which the aggregate Class Certificate Balance of any Class or Classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group (the amount of such excess, the "Undercollateralized Amount," and any such Class or Classes of Senior Certificates, the "Undercollateralized Senior Certificates") and any Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Undercollateralized Senior Certificates in reduction of the Class Certificate Balances thereof, until the aggregate Class Certificate Balance of such Class or Classes of Undercollateralized Senior Certificates is equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Undercollateralized Senior Certificates pursuant to clause first of clauses (A), (B) or (C) above, as applicable, in an amount equal to the Accrued Certificate Interest at the Pass-Through Rate for such Class or Classes of Undercollateralized Senior Certificates for such Distribution Date on a balance equal to the related Undercollateralized Amount. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated to the Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order.

     On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-II Certificates; provided that if on any Distribution Date on and after the Credit Support Depletion Date there are any Group I, Group II or Group III Available Funds remaining after payment of interest and principal to a Class or Classes of Senior Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates, pro rata, based upon their Class Certificate Balances, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-II Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions

     With respect to any Distribution Date, "Accrued Certificate Interest" will be equal to (a) in the case of each Class of Offered Certificates (other than the Class A-IO Certificates), interest accrued for the related Interest Accrual Period on the Class Certificate Balance of the Certificates of such Class immediately prior to such Distribution Date at the related Pass-Through Rate and
(b) in the case of the Class A-IO Certificates, interest accrued for the related Interest Accrual Period on the related Notional Amount at the then-applicable Pass-Through Rate; in each case less interest shortfalls, if any, allocated thereto for such Distribution Date to the extent not covered with respect to the Senior Certificates by the Subordination provided by the Class B Certificates and Class M Certificates and with respect to the Class M Certificates to the extent not covered by the Subordination provided by the Class B Certificates and any Class or Classes of Class M Certificates having a lower payment priority, including in each case:

          (i) any Prepayment Interest Shortfall (as defined below) to the extent not covered by the Master Servicer as described below;

          (ii) the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount

     ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") not allocated through Subordination; and

          (iii) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislation or regulations, all allocated as described below.

Such reductions resulting from clauses (i), (ii) and (iii) above will be allocated among the holders of all Classes of related Certificates in proportion to the respective amounts of Accrued Certificate Interest which would have been payable on such Distribution Date absent such reductions. In the case of each Class of Class M Certificates, Accrued Certificate Interest on such Class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each Class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The "Prepayment Interest Shortfall" for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net mortgage rates on the Mortgage Loans) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls resulting from partial prepayments or prepayments in full during the preceding calendar month will be offset by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the Servicing Fees on the Mortgage Loans for such Distribution Date. No assurance can be given that the Servicing Fees for any Distribution Date will be sufficient to cover Prepayment Interest Shortfalls for such Distribution Date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

     If on any Distribution Date the Group I, Group II or Group III Available Funds is less than Accrued Certificate Interest on the related Senior Certificates, the shortfall will be allocated among the holders of all Classes of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest. In addition, the amount of any such interest shortfalls that are covered by Subordination (specifically, interest shortfalls not described in clauses (i) through (iii) in the second preceding paragraph) will be unpaid Accrued Certificate Interest and will be distributable to Holders of the Certificates of such Classes entitled to such amounts on subsequent Distribution Dates, to the extent of available funds after interest distributions as required herein. Such shortfalls could occur, for example, if delinquencies on the Mortgage Loans were exceptionally high and were concentrated in a particular month and Advances by the Master Servicer did not cover the shortfall. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments.

     The "Pass-Through Rate" on the Class I-A-1 Certificates and Class I-A-2 Certificates on each Distribution Date prior to the Group I Rate Change Date will be a per annum rate equal to lesser of (A) 5.185% and 5.815%, respectively, and (B) the Net Mortgage Rates on the Group I Mortgage Loans. Beginning with the Interest Accrual Period related to the Group I Rate Change Date, the Pass-Through Rate on the Class I-A-1 Certificates will be equal to the weighted average of the Net Mortgage Rates on the Group I Mortgage Loans. The "Group I Rate Change Date" is the earlier of (i) the first Distribution Date after the first possible Optional Termination Date and (ii) the Distribution Date in September 2006.

     The "Pass-Through Rate" on the Class I-A-IO Certificates on each Distribution Date prior to the Group I Rate Change Date will be a per annum rate equal to the excess, if any, of (A) the weighted average of the Net Mortgage Rates on the Group I Mortgage Loans, over (B) weighted average of the Pass-Through Rates on the Class II-A-1 Certificates and Class II-A-2 Certificates, weighted on the basis of the Class Principal Balances thereof. Beginning on the Group I Rate Change Date, the Pass-Through Rate on the Class I-A-IO Certificates will equal zero. The Pass-Through Rate on the Class I-A-IO Certificates for the first Interest Accrual Period will be approximately 0.934% per annum.

     The "Pass-Through Rate" on the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates on each

Distribution Date prior to the Group II Rate Change Date will be a per annum rate equal to lesser of (A) 3.312%, 5.290%, 6.160% and 6.260%, respectively, and
(B) the Net Mortgage Rates on the Group II Mortgage Loans. Beginning with the Interest Accrual Period related to the Group II Rate Change Date, the Pass-Through Rate on the Class II-A-1 Certificates will be equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans. The "Group II Rate Change Date" is the earlier of (i) the first Distribution Date after the first possible Optional Termination Date and (ii) the Distribution Date in November 2008.

     The "Pass-Through Rate" on the Class II-A-IO Certificates on each Distribution Date prior to the Group II Rate Change Date will be a per annum rate equal to (A) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, over (B) weighted average of the Pass-Through Rates on the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, weighted on the basis of the Class Principal Balances thereof. In addition, on the first Distribution Date, the Pass-Through Rate on the Class II-A-IO Certificates will be increased by a per annum rate equal to (a) the Pass-Through Rate on the Class II-A-1 Certificates, multiplied by (b) one-sixth and multiplied by (c) the Class Certificate Balance of the Class II-A-1 Certificates on the Closing Date divided by the aggregate Class Certificate Balance of the Class II-A Certificates on the Closing Date. The Pass-Through Rate on the Class II-A-IO Certificates for the first Interest Accrual Period will be approximately 1.742% per annum. Beginning on the Group II Rate Change Date, the Pass-Through Rate on the Class II-A-IO Certificates will equal zero.

     The "Pass-Through Rate" on the Class III-A-1 Certificates on each Distribution Date prior to the Group III Rate Change Date will be a per annum rate equal to the lesser of (A) 6.496% per annum and (B) the weighted average of the Net Mortgage Rates on the Group III Mortgage Loans. Beginning with the Interest Accrual Period related to the Group III Rate Change Date, the Pass-Through Rate on the Class III-A-1 Certificates will be equal to the weighted average of the Net Mortgage Rates on the Group III Mortgage Loans. The "Group III Rate Change Date" is the earlier of (i) the first Distribution Date after the first possible Optional Termination Date and (ii) the Distribution Date in November 2011.

     The "Pass-Through Rate" on the Class III-A-IO Certificates on each Distribution Date prior to the Group III Rate Change Date will be a per annum rate equal to the excess, if any of (A) the weighted average of the Net Mortgage Rates on the Group III Mortgage Loans over (B) the Pass-Through Rate on the Class III-A-1 Certificates. The Pass- Through Rate on the Class III-A-IO Certificates for the first Interest Accrual Period will be approximately 0.000592% per annum. Beginning on the Group III Rate Change Date, the Pass-Through Rate on the Class III-A-IO Certificates will equal zero.

     The "Pass-Through Rate" on each Class of Class M Certificates and Class B Certificates will equal the weighted average of the net mortgage rates of each loan group, weighted in proportion to the results of subtracting from each loan group, the aggregate Class Principal Balance of the related Senior Certificates (other than the related Class A-IO Certificates). The pass-through rate with respect to the first Interest Accrual Period is expected to be approximately 6.302% per annum.

     The "Net Mortgage Rate" on each Mortgage Loan is equal to the related Mortgage Rate minus the Servicing Fee Rate.

     The "Interest Accrual Period" for each of the Certificates, other than the Class II-A-1 Certificates, is the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Class II-A-1 Certificates is the one-month period commencing on the 25th date of the month preceding the month in which the Distribution Date occurs (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the 24th day of the month in which the Distribution Date occurs.

     As described herein, the Accrued Certificate Interest allocable to each Class of Certificates is based on the Class Certificate Balance thereof or, in the case of the Class A-IO Certificates, on the related Notional Amount of such Certificate. The "Class Certificate Balance" of any Certificate as of any date of determination is equal to the initial Class Certificate Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Class Certificate Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, provided that, after the Class Certificate Balances of the Class B Certificates have been reduced to zero, the Class Certificate Balance of any Certificate of the Class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby times the excess, if any, of (a) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (b) the then aggregate Class Certificate Balance of all other Classes of Certificates then outstanding. The "Notional Amount" of the Class I-A-IO, Class II-A-IO and Class III-A-IO Certificates as of any Distribution Date is equal to the aggregate principal balance of the Group I, Group II and Group III Senior Certificates (other than the Class A-IO Certificates), respectively. References to the Notional Amounts of the Class A-IO Certificates are solely for convenience in certain calculations and do not represent the right to receive any distributions allocable to principal.

Principal Distributions on the Senior Certificates

     Except as provided below, holders of the Senior Certificates (other than the Class A-IO Certificates, which are not entitled to receive any principal distributions) will be entitled to receive on each Distribution Date, in the priority set forth herein and to the extent of the portion of the Group I, Group II and Group III Available Funds remaining after the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related Senior Certificates for such Distribution Date is distributed, a distribution allocable to principal equal to the sum of the following:

     (i) the product of (A) the then-applicable related Senior Percentage and
(B) the aggregate of the following amounts:

          (1) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Mortgage Loan Group due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions, as defined below, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

          (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Mortgage Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

          (3) the principal portion of all other unscheduled collections received during the preceding calendar month on the Mortgage Loans in the related Mortgage Loan Group (other than full and partial prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause
     (ii) below), to the extent applied as recoveries of principal;

     (ii) in connection with the Final Disposition of a Mortgage Loan in the related Mortgage Loan Group (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable related Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (b) the then-applicable related Senior Accelerated Distribution Percentage (as defined below) of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

     (iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all full and partial prepayments made by the respective Mortgagors of the Mortgage Loans in the related Mortgage Loan Group during the preceding calendar month; and

     (iv) any amounts allocable to principal for any previous Distribution Date on the Mortgage Loans in the related Mortgage Loan Group (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph to the extent related to the Group I, Group II and Group III Mortgage Loans is hereinafter referred to as the "Group I Senior Principal Distribution Amount," "Group II Senior Principal Distribution Amount" and "Group III Senior Principal Distribution Amount" (each, a "Senior Principal Distribution Amount"), respectively.

     A "Final Disposition" of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage

Loan.

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

     The "Group I Senior Percentage," "Group II Senior Percentage" and "Group III Senior Percentage" (each, a "Senior Percentage") which initially will equal approximately 96.90%, 96.90% and 96.90%, respectively, and will in no event exceed 100%, will be recalculated for each Distribution Date to be the percentage equal to the aggregate Class Certificate Balance of the related Senior Certificates outstanding immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans in the related Mortgage Loan Group immediately prior to such Distribution Date. The "Group I Subordinate Percentage," "Group II Subordinate Percentage" and "Group III Subordinate Percentage" (each, a "Subordinate Percentage") as of any date of determination is equal to 100% minus the related Senior Percentage as of such date.

     The "Group I Senior Accelerated Distribution Percentage," "Group II Senior Accelerated Distribution Percentage" or "Group III Senior Accelerated Distribution Percentage" (each, a "Senior Accelerated Distribution Percentage") for any Distribution Date occurring prior to the Distribution Date in February 2007 will equal 100%. The Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first five years following the Closing Date will be as follows:

          (i) for any Distribution Date during the sixth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

          (ii) for any Distribution Date during the seventh year after the Closing Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

          (iii) for any Distribution Date during the eighth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

          (iv) for any Distribution Date during the ninth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date.

If on any such Distribution Date the Group I, Group II or Group III Senior Percentage exceeds the initial Group I, Group II or Group III Senior Percentage, respectively, the related Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%.

Any scheduled reduction to the Group I, Group II or Group III Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either:

          (a)(i)(X) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Class Certificate Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Class Certificate Balances of the Class M Certificates and Class B Certificates; or

          (b)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the initial Class Certificate Balances of the Class M Certificates and Class B Certificates.

     In addition, on any Distribution Date on or after the Distribution Date occurring in February 2005, if the current Subordinate Percentage for any Loan Group is equal to or greater than two times the initial Subordinate Percentage for that Loan Group, and (a) the outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the related Subordinate Percentage for that Distribution Date times the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, does not exceed 50% and
(b) cumulative Realized Losses on the Mortgage Loans in the related Loan Group do not exceed 30% of the initial Subordinate Percentage times the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date, then, in each case, the Senior Accelerated Distribution Percentage for such Loan Group for such Distribution Date will equal the related Senior Percentage (such test, the "Two-Times Test").

     Notwithstanding the foregoing, upon reduction of the Class Certificate Balances of the related Senior Certificates to zero, the Group I, Group II and Group III Senior Accelerated Distribution Percentages will equal 0%. See "Subordination" in the Prospectus.

Principal Distributions on the Subordinate Certificates

     Holders of each Class of the Class M Certificates and Class B Certificates will be entitled to receive on each Distribution Date, a distribution allocable to principal in the sum of the following (as determined with respect to each class of Class M Certificates, or Class B Certificates, the related "Subordinate Principal Distribution Amount"):

          (i) the product of (A) the then-applicable related Class M Percentage or Class B Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

          (ii) such Class's pro rata share, based on the Class Certificate Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a Mortgage Loan (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

          (iii) the portion of full and partial Mortgagor prepayments made by the respective Mortgagors during the preceding calendar month allocable to such Class of Class M Certificates or Class B Certificates as described below; and

          (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to any Class of Class M Certificates or Class B Certificates with a lower payment priority.

     References herein to "payment priority" of the Class M Certificates or Class B Certificates refer to a payment priority among such Classes as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; third, to the Class M-3 Certificates; fourth, to the Class B-1 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-3 Certificates.

     As to each Class of Class M Certificates and Class B Certificates, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Class Certificate Balance of the Class B-3 Certificates has been reduced to zero, on any Distribution Date, with respect to the Class of Class M Certificates or Class B Certificates outstanding on such Distribution Date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date (except in the limited circumstances provided in the Agreement) will not be distributable.

     All Mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the Class of Class M Certificates and Class B Certificates with the highest payment priority then outstanding and each other Class of Class M Certificates and Class B Certificates for which certain loss levels established for such Class in the Agreement have not been exceeded. The related loss level on any Distribution Date would be satisfied as to any Class M or Class B Certificates, respectively, only if the sum of the current percentage interests in the Mortgage Pool evidenced by such Class and each Class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Mortgage Pool evidenced by such Class and each Class, if any, subordinate thereto.

     The Class M-1, Class M-2 and Class M-3 Percentages, which initially will equal approximately 1.50%, 0.60% and 0.40%, respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the Class Certificate Balance of the related Class of Class M Certificates or Class B Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

     As stated above under "--Principal Distributions on the Senior Certificates," on each Distribution Date prior to February 2007, each Senior Accelerated Distribution Percentage will be 100% (unless the Class Certificate Balances of the related Senior Certificates are reduced to zero before the end of such period), and will thereafter equal 100% whenever the related Senior Percentage exceeds the initial related Senior Percentage, unless if the Distribution date occurs on or after the distribution date in February 2005, the amount of subordination provided to the related group of Senior Certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. Furthermore, as set forth herein, each Senior Accelerated Distribution Percentage will exceed the related Senior Percentage during the sixth through ninth years following the Closing Date, and scheduled reductions to each Senior Accelerated Distribution Percentage are subject to postponement based on the loss and delinquency experience of the Mortgage Loans. Accordingly, the Class M Certificates and Class B Certificates will not be entitled to any prepayments for at least the first five years after the Closing Date (unless the Class Certificate Balances of the Class I-A, Class II-A or Class III-A Certificates have been reduced to zero before the end of such period), and may receive no prepayments or a disproportionately small portion of prepayments relative to the related Class M Percentage or Class B Percentage during certain periods thereafter. See "--Principal Distributions on the Senior Certificates" herein.

Allocation of Losses; Subordination

     The Subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the Subordination provided to each Class of Class M Certificates by the Class B Certificates and by any Class of Class M Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage

Losses, Fraud Losses, Bankruptcy Losses (each as defined in the Prospectus) and Special Hazard Losses (as defined herein). Any such Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated sequentially as follows: first, to the Class B-3 Certificates, Class B-2 Certificates and Class B-1 Certificates; second, to the Class M-3 Certificates; third, to the Class M-2 Certificates; fourth, to the Class M-1 Certificates, in each case until the Class Certificate Balance of such Class of Certificates has been reduced to zero; fifth, to the Class I-A, Class II-A and Class III-A Certificates if such Realized Loss was on a Group I, Group II or Group III Mortgage Loan, respectively; and sixth, among all the remaining Classes of Senior Certificates on a pro rata basis. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Class Certificate Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Class Certificate Balance of such Class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Class M Certificate or Class B Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under "--Principal Distributions on the Senior Certificates" and any Class of Class M Certificates or Class B Certificates with a higher payment priority. As used herein, "Debt Service Reduction" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various Classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     Allocations of the principal portion of Debt Service Reductions to the Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Funds as described herein, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates in the order of their payment priority. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders, the Class M Certificateholders or the Class B Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any Classes of Certificates subordinate thereto. Accordingly, the Subordination provided to the Senior Certificates and to each Class of Class M Certificates and Class B Certificates by the respective Classes of Certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining Mortgage Loans. Thus, the Senior Certificates will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, which losses will be allocated among all Classes of Senior Certificates as described herein.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses on the Mortgage Loans of a type not covered by Subordination will be allocated on a pro rata basis among the Certificates (any such Realized Losses so allocated to the Certificates will be allocated without priority among the various Classes of Certificates). An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of its then outstanding Class Certificate Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for Advances and expenses, including attorneys'
fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses."

     In order to maximize the likelihood of distribution in full of interest and principal on the Senior Certificates, on each Distribution Date, holders of Senior Certificates have a right to distributions of the related Group Available Funds that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to pay interest and principal thereon. Similarly, holders of the Class M Certificates have a right to distributions of the Available Funds prior to the rights of holders of the Class B Certificates, holders of any Class of Class M Certificates with a higher payment priority have a right to distributions of the Available Funds prior to the rights of holders of any Class of Class M Certificates with a lower payment priority, and holders of any Class of Class B Certificates with a higher payment priority have a right to distributions of the Available Funds prior to the rights of holders of any Class of Class B Certificates with a lower payment priority.

     The application of each Senior Accelerated Distribution Percentage (when it exceeds the related Senior Percentage) to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates relative to the actual amortization of the related Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the related Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by such Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Class M Certificates and Class B Certificates), thereby increasing, relative to their respective Class Certificate Balances, the Subordination afforded such Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the Mortgage Loans exceed the amounts described above under "--Principal Distributions on the Senior Certificates" and unless the amount of subordination provided to the related group of Senior Certificates is twice the amount as of the Cut-off Date, a greater percentage of full and partial Mortgagor prepayments will be allocated to the Senior Certificates than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and Class B Certificates.

     The priority of payments (including Mortgagor prepayments) among the Class M Certificates and Class B Certificates, as described herein, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by the Class M Certificates or Class B Certificates with a higher payment priority, thereby increasing, relative to its Class Certificate Balance, the Subordination afforded to such Class of the Class M Certificates by the Class B Certificates and any Class of Class M Certificates or Class B Certificates with a lower payment priority.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through Subordination shall initially be equal to $4,156,070. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $4,156,070 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The "Adjustment Amount" will be equal to an amount calculated pursuant to the terms of the Agreement. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to $6,320,720. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal: (X) prior to the second anniversary of the Cut-off Date, the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination and (Y) from the second to the fifth anniversary of the Cut-off Date, the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the "Bankruptcy Amount") through Subordination will initially be equal to $304,633. As of any date of determination, the Bankruptcy Amount will equal $304,633 less the sum of any amounts allocated through subordination for such losses up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer.

     The Special Hazard Amount, Fraud Amount and Bankruptcy Amount are subject to further reduction as described in the Prospectus under "Subordination."

Monthly Advances

     Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced by the Master Servicer before each Distribution Date its own funds in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee Rate, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date (any such advance, a "Monthly Advance").

     Monthly Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Monthly Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All Monthly Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Monthly Advances were made. In addition, any Monthly Advances or Servicing Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligations to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement. The Trustee will be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer.

                         POOLING AND SERVICING AGREEMENT

General

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2002 (the "Agreement") among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans received after the Cut-off Date (other than payments due on or before the Cut-off Date), together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (v) the Depositor's rights in respect of the Additional Collateral and the Limited Purpose Surety Bond and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreements between the Depositor and the Mortgage Loan Seller. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Merrill Lynch Mortgage Investors, Inc.

Assignment of the Mortgage Loans

     The Depositor will deliver to the Trustee with respect to each Mortgage Loan (i) the original Mortgage Note endorsed without recourse to the Trustee or in blank to reflect the transfer of the Mortgage Loan, (ii) the original Mortgage with evidence of recording indicated thereon and (iii) an original assignment of the Mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records. The Trustee, concurrently with the Depositor's assignment, will deliver the Certificates to the Depositor in exchange for the Mortgage Loans.

The Master Servicer

     The information set forth in the following paragraphs has been provided by Cendant Mortgage Corporation. None of the Depositor, the Trustee, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Also see "The Mortgage Pool--The Mortgage Loan Seller" in this Prospectus Supplement.

     The Master Servicer's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 439-6000.

     As of September 30, 2001, the Master Servicer provided servicing for approximately $94 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

     Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by the Master Servicer as of the dates indicated. The increase in the size of the Master Servicer's portfolio from December 31, 1999 to September 30, 2001 is primarily as a result of the acquisition of approximately $11.9 billion of servicing in April 2000. The Master Servicer's portfolio of mortgage loans in the aggregate may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

    Delinquency and Foreclosure Experience in the Master Servicer's Portfolio of One-to Four-Family, Residential Mortgage Loans(1)

                                                As of December 31,           As of December 31,             As of September 31,
                                                      1999                          2000*                           2001
                                            ----------------------------------------------------------------------------------------
                                               Number      Principal       Number of      Principal         Number       Principal
                                              of Loans      Balance          Loans         Balance         of Loans       Balance
                                            ----------------------------------------------------------------------------------------
Total Portfolio..........................     443,427       $52,163         623,196        $82,187         701,898       $94,088

Period of Delinquency(2)(3)
  30-59 days.............................       9,465          $959          16,708         $1,917          20,104        $2,351

  Percent Delinquent.....................         2.1%          1.8%            2.7%           2.3%            2.9%          2.5%

  60-89 days.............................       1,756          $164           3,753           $374           4,307          $452

  Percent Delinquent.....................         0.4%          0.3%            0.6%           0.5%            0.6%          0.5%

  90 days or more........................       1,498          $136           4,294           $396           4,366          $405

  Percent Delinquent.....................         0.3%          0.3%            0.7%           0.5%            0.6%          0.4%

Total Delinquencies(4)...................      12,719        $1,259          24,755         $2,687          28,777        $3,208

Total Delinquencies by Percent of
Total Portfolio..........................         2.9%          2.4%            4.0%           3.3%            4.1%          3.4%

Foreclosures, Bankruptcies or Real
Estate Owned.............................       3,470          $321           4,561           $403           6,507          $580

Percent of Total Portfolio in
Foreclosures, Bankruptcies or Real
Estate Owned.............................         0.8%          0.6%            0.7%           0.5%            0.9%          0.6%

---------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosure, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.

(4) Entries may not add up to total due to rounding.

(5) Percentages stated are of the total servicing portfolio.

* Includes approximately 46,982 MLCC mortgage loans subserviced by the Master Servicer.


     While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that experience on the Mortgage Loans will be similar. As a result of the rapid growth experienced by the Master Servicer, including its purchase of MLCC's first lien mortgage servicing portfolio, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in the Master Servicer's servicing portfolio.

     Recent Developments. On April 30, 1997, PHH Corporation announced that it had merged with HFS

Incorporated ("HFS") pursuant to which PHH Corporation became a subsidiary of HFS. On December 18, 1997, HFS announced it had merged with CUC International, Inc. ("CUC"). The new company name is Cendant Corporation. Cendant Corporation's primary business segments include travel related services businesses that facilitate vacation timeshare exchanges, franchise car rentals and hotel businesses; real estate related services businesses that franchise real estate brokerage businesses, provide home buyers with mortgages and assist in employee relocations; and alliance marketing related services businesses that provide an array of value driven products and services. On April 15, 1998, Cendant Corporation announced that in the course of transferring responsibility for its accounting functions from Cendant Corporation personnel associated with CUC prior to the merger to Cendant Corporation personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant Corporation discovered accounting irregularities in some of the CUC business units. As a result, Cendant Corporation, together with its counsel and assisted by auditors, immediately began an intensive investigation. As a result of the findings of the investigations, Cendant Corporation restated its previously reported financial results for 1997, 1996 and 1995.

     As a result of these accounting irregularities, more than 70 lawsuits claiming to be class action lawsuits, two lawsuits claiming to be brought derivatively on Cendant Corporation's behalf and several individual lawsuits have been filed in various courts against Cendant Corporation and other defendants, asserting various claims under the federal securities laws and certain state statutory and common laws, including claims that Cendant Corporation allegedly knew or should have known that they caused the price of Cendant Corporation's securities to be artificially inflated. In addition, the staff of the SEC and the United States Attorney for the District of New Jersey have conducted investigations relating to the accounting issues. Please see Cendant Corporation's Annual Report on Form 10-K/A for the fiscal year ending December 31, 1998. As it concerned Cendant Corporation, the SEC investigation was resolved on June 14, 2000 via the issuance of an administrative order ("Order") by the SEC. Without admitting or denying the finding contained therein, Cendant Corporation consented to the issuance of the Order, which ordered Cendant Corporation to cease and desist from future violations of the federal securities laws. In fashioning its Order, the SEC recognized remedial acts promptly undertaken by Cendant Corporation and cooperation afforded the SEC. The Order can be viewed on the SEC's website which is located at http://www.sec.gov.

     On December 7, 1999, Cendant Corporation announced that it had reached a preliminary agreement to settle the principal securities class action pending against Cendant Corporation in the U.S. District Court in Newark, New Jersey, relating to the aforementioned class action lawsuits. Under the agreement, Cendant Corporation would pay the class members $2.85 billion in cash. The settlement was approved by the U.S. District Court on August 15, 2000. Certain parties in the class action appealed the District Court's orders approving the plan of allocation of the settlement fund and awarding of attorneys' fees and expenses to counsel for the lead plaintiffs. No appeals challenging the fairness of the $2.85 billion settlement amount were filed. As a result of the appeals, Cendant Corporation was not required to immediately fund the settlement amount of $2.85 billion. However, the settlement agreement required Cendant Corporation to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000. Accordingly, on November 13, 2000, Cendant Corporation posted a surety bond in the amount of $790 million and letters of credit aggregating $1.71 billion. Cendant Corporation also had the option of forming a trust established for the benefit of the plaintiffs in lieu of posting collateral. On November 13, 2000, Cendant Corporation funded such trust with a cash deposit of approximately $350 million. Cendant Corporation is also required to make additional minimum deposits of $600 million, $800 million and $800 million during 2001, 2002 and 2003, respectively. Such deposits will serve to reduce the amount of collateral required to be posted under the settlement agreement. Please see Cendant Corporation's Form 8-K, dated December 27, 1999, for a description of the agreement to settle the common stock class action litigation.

     On August 28, 2001, the United States Court of Appeals for the Third Circuit (the "Third Circuit") issued two decisions resolving all appeals from the August 15, 2000 orders of the United States District Court for the District of New Jersey (the "District Court") that, inter alia, (1) approved Cendant Corporation's proposed $2.85 billion settlement of the principal securities class action pending against it styled In Re Cendant Corporation Litigation, No. 98-cv-1664 (D.N.J.) (the "CalPERS Action"), (2) overruled all objections to the settlement of the CalPERS Action, (3) approved the plan of allocation for the settlement proceeds, and (4) awarded attorney's fees and expenses to counsel for the lead plaintiffs and the class in the CalPERS action. In one decision, the Third Circuit affirmed the District Court's decision overruling the objections to the settlement made by the plaintiff in a derivative action pending against Cendant Corporation. In the second, the Third Circuit affirmed the District Court's finding that the settlement of the CalPERS Action is fair, reasonable and adequate, and affirmed the District Court's decision overruling the objections to the settlement and the plan of allocation made by a number of class members. Also in the second decision, the Third Circuit vacated the District Court's award of attorneys' fees and expenses to counsel for the lead plaintiffs and the class, and remanded the action to the District Court for additional proceedings on this issue. The vacatur and remand of the attorneys' fees and expenses issue is not expected to have any effect on the finality of the settlement. As a result of the Third Circuit's decisions, unless the Third Circuit's findings are appealed to the Supreme Court of the United States within three months, Cendant Corporation will be required to fund the settlement no earlier than the end of March 2002. As of August 30, 2001, Cendant Corporation's unfunded settlement obligation was approximately $2.1 billion. As Cendant Corporation continues to make quarterly payments of $250 million to reduce its outstanding obligation, the unfunded obligation is projected to be approximately $1.41 billion in March 2002, consisting of a $1.25 billion principal obligation and $160 in million accrued interest. In anticipation of the final settlement payment, Cendant Corporation established a $1.75 billion committed revolving credit facility maturing in August 2003. In addition, as of August 30, 2001, Cendant Corporation had approximately $2.8 billion of cash on hand. Accordingly, Cendant Corporation anticipates that it will use a combination of available cash, operating cash flow and revolving credit facility borrowings to fund the settlement obligation when due.

     The accounting irregularities described above did not include PHH Corporation or any of its subsidiaries, including the Master Servicer.

The Trustee

     The Wells Fargo Bank Minnesota, National Association, a national banking association, will act as trustee (the "Trustee") for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located for certificate transfer purposes and presentment purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Service - Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, CDMC Series 2002-A1 and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention:
Corporate Trust Services - Merrill Lynch CDMC Series 2002-A1, and its telephone number is (410) 884-2000. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

     The Trustee will make available each month, to any interested party, the statement to Certificateholders (and any additional files containing the same information in alternative format) via the Trustee's website. The Trustee's website will initially be located at www.ctslink.com. In addition, pursuant to the Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying Prospectus or the Prospectus Supplement under the securities laws), the Agreement, the accompanying prospectus and the Prospectus Supplement via the Trustee's website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Agreement.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of it servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan. The Servicing Fee Rate will be a fixed rate on each Mortgage Loan, ranging from 0.250% to 1.125% per annum of the Stated Principal Balance of the Mortgage Loan. As of the Cut-off Date, the weighted average Servicing Fee Rate is approximately 0.420%, 0.383% and 0.383% with respect to the Group I, Group II and Group III Mortgage Loans, respectively, and 0.394% with respect to the Mortgage Loans in the aggregate. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, late payment charges and other fees and charges (other than prepayment penalties) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Master Servicer will be obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of the Servicing Fee for such Distribution Date. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities with respect to the Mortgage Loans and is entitled to reimbursement therefor as provided in the Agreement.

Voting Rights

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of Voting Rights. The percentage of the Voting Rights allocated among Holders of the Certificates (other than the Class A-IO Certificates and Class R Certificates) will be 96% and the percentage of the Voting Rights allocated among Holders of the Class I-A-IO, Class II-A-IO, Class III-A-IO, Class R-I and Class R-II Certificates will be 1.0%, 1.0%, 1.0%, 0.5% and 0.5%, respectively. The Voting Rights allocated to each Class of Certificates will be allocated among all Holders of each such Class in proportion to the outstanding Class Certificate Balance or Notional Amount of such Certificates.

Termination

     The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is 10% or less of the Cut-off Date Pool Principal Balance. In the event the Master Servicer exercises such option, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed. In the event the Master Servicer, as the case may be, exercises such option, the portion of the purchase price allocable to the each Class of Offered Certificates will be, to the extent of available funds (i) 100% of the then outstanding Class Certificate Balance thereof, plus (ii) one month's interest on the then outstanding Class Certificate Balance or Notional Amount thereof at the then applicable Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The Agreement provides that one or more elections will be made to treat the Trust Fund as a REMIC for federal income tax purposes and will designate a single class of interests as the residual interest in each REMIC. The Offered Certificates will represent beneficial ownership of regular interests issued by a REMIC.

     Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Agreement, for federal income tax purposes, each of the REMICs in the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

Taxation of Regular Interests

     For federal income tax reporting purposes, it is expected that the Class I-A-IO, Class II-A-IO, Class III-A-IO, Class M-1, Class M-2 and Class M-3 Certificates will, and the other Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 25% CPR for the Group I Mortgage Loans and 22% CPR for the Group II Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on a variable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any Certificateholder, particularly with respect to the holders of the Class A-IO Certificates, the amount of original issue discount allocable to the period would be zero, and that Certificateholder will be permitted to offset such amounts only against the respective future income, if any, from such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the Certificateholder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any loss of this kind might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of those certificates in this regard.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the Prospectus.

     It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement,
(ii) the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See "Description of the Certificates-- General" and "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") and the Underwriter has agreed to purchase the Offered Certificates.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby, if any are purchased.

     The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates positioned by them, may be deemed to be underwriting discounts and commissions under the Act.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     All of the Mortgage Loans evidenced by the Certificates have been acquired by the Depositor from the Seller, an affiliate, which acquired them in a privately negotiated transaction with the Mortgage Loan Seller.

     The Depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  LEGAL MATTERS

     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive the respective ratings set forth below from Moody's Investors Service ("Moody's") and Fitch, Inc. ("Fitch"; and together with Moody's, the "Rating Agencies"):

                Class         Moody's         Fitch
              ---------     ----------     ----------
                I-A-1           Aaa            AAA
                I-A-2           Aaa            AAA
                I-A-IO          Aaa            AAA
                II-A-1          Aaa            AAA
                II-A-2          Aaa            AAA
                II-A-3          Aaa            AAA
                II-A-4          Aaa            AAA
               II-A-IO          Aaa            AAA
               III-A-1          Aaa            AAA
               III-A-IO         Aaa            AAA
                 M-1            ---             AA
                 M-2            ---             A
                 M-3            ---            BBB

     The ratings of the Rating Agencies assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The Class A-IO Certificates are extremely sensitive to prepayments, which the rating on the securities does not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

     The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.]

                                LEGAL INVESTMENT

     The Senior Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided the states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

     The Depositor makes no representation as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and the extent to which the Offered Certificates constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plans or arrangements (including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-29, on May 24, 1990, 55 Fed. Reg. 21455, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) (the "Exemption"), to the Underwriter which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust unless none of the Mortgage Loans has a loan-to-value ratio at the Closing Date that exceeds 100%. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, Moody's Investors Service, Inc. or Fitch ("National Credit Ratings Agencies") or if the loan-to-value ratio of any Mortgage Loan at the Closing Date exceeds 100% but does not exceed 125%, one of the two highest generic rating categories, in which case the Exemption will not apply to Offered Certificates that are subordinated to the rights and interests evidenced by other Offered Certificates of the Trust Fund. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to the Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, (i) the investment pool consists only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the four highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. See "ERISA Considerations" in the Prospectus.

     In addition, the Exemption will not apply to a Plan's investment in Offered Certificates if the plan fiduciary responsible for the decision to invest in such Offered Certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the Mortgage Loans or an affiliate of such person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition; (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and (4) the Plan is not sponsored by any member of the Restricted Group.

     The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           Page
                                                                           ----

Additional Collateral .....................................................S-50
Additional Collateral Loans ...............................................S-50
Adjustment Date ...........................................................S-15
Agreement .................................................................S-87
Book-Entry Certificates ...................................................S-73
Cede ......................................................................S-74
Cendant ...................................................................S-47
Cendant Corporation .......................................................S-47
Certificate Owners ........................................................S-74
Class A-IO Certificates ...................................................S-73
Class B Certificates ......................................................S-73
Class I-A Certificates ....................................................S-73
Class II-A Certificates ...................................................S-73
Class III-A Certificates ..................................................S-73
Class M Certificates ......................................................S-73
Class R Certificates ......................................................S-73
Clearing Agency ...........................................................S-74
Clearstream ...............................................................S-74
Clearstream Participants ..................................................S-75
Code ......................................................................S-92
Compensating Interest .....................................................S-92
Cooperative ...............................................................S-75
CPR .......................................................................S-57
Credit Support Depletion Date..............................................S-77
CUC .......................................................................S-47
Depositaries ..............................................................S-74
DTI .......................................................................S-49
Due Date ..................................................................S-15
ERISA .....................................................................S-96
Euroclear .................................................................S-74
Euroclear Operator ........................................................S-75
Euroclear Participants ....................................................S-75
Excess Bankruptcy Losses ..................................................S-79
Excess Fraud Losses .......................................................S-79
Excess Special Hazard Losses ..............................................S-78
Exemption .................................................................S-96
Extraordinary Losses ......................................................S-79
Final Disposition .........................................................S-81
Fitch ...............................................................S-11, S-94
Fraud Loss Amount .........................................................S-86
Gross Margin ..............................................................S-15
Group Available Funds .....................................................S-76
Group Change Date .........................................................S-57
Group I Available Funds ...................................................S-76
Group I Mortgage Loans ....................................................S-15
Group I Senior Accelerated Distribution Percentage.........................S-82
Group I Senior Percentage .................................................S-82
Group I Senior Principal Distribution Amount...............................S-81
Group I Subordinate Percentage.............................................S-82
Group II Available Funds ..................................................S-76
Group II Mortgage Loans ...................................................S-15
Group II Senior Accelerated Distribution Percentage........................S-82

Group II Senior Percentage ................................................S-82
Group II Senior Principal Distribution Amount..............................S-81
Group II Subordinate Percentage............................................S-82
Group III Available Funds .................................................S-76
Group III Mortgage Loans ..................................................S-15
Group III Senior Accelerated Distribution Percentage.......................S-82
Group III Senior Percentage ...............................................S-82
Group III Senior Principal Distribution Amount.............................S-81
Group III Subordinate Percentage...........................................S-82
HFS .......................................................................S-47
Indirect Participants .....................................................S-74
Initial Period ............................................................S-15
LTV .......................................................................S-49
Maximum Mortgage Rate .....................................................S-15
Mezzanine Certificates ....................................................S-73
Minimum Mortgage Rate .....................................................S-15
ML & Co. ..................................................................S-48
MLCC ......................................................................S-48
Modeling Assumptions ......................................................S-57
Monthly Advance ...........................................................S-87
Moody's ...................................................................S-11
Mortgage 100SM Loans ......................................................S-50
Mortgage Loan Group .......................................................S-15
Mortgage Loans ............................................................S-73
Mortgage Pool .............................................................S-73
mortgage related securities ...............................................S-95
Mortgaged Properties ......................................................S-15
National Credit Ratings Agencies...........................................S-96
Non-Offered Certificates ..................................................S-73
Offered Certificates ......................................................S-73
OID Regulations ...........................................................S-93
One-Year Treasury .........................................................S-47
Parent Power(R)Loans ......................................................S-50
Participants ..............................................................S-74
Periodic Rate Cap .........................................................S-15
Rating Agencies ...........................................................S-94
Release ...................................................................S-47
Relief Act ................................................................S-54
Seller ....................................................................S-15
Senior Accelerated Distribution Percentage.................................S-82
Senior Certificates .......................................................S-73
Senior Percentage .........................................................S-82
Senior Principal Distribution Amount.......................................S-81
Six-Month LIBOR ...........................................................S-46
SMMEA .....................................................................S-95
Special Hazard Amount .....................................................S-86
Standard & Poor's .........................................................S-94
stated income .............................................................S-50
Subordinate Percentage ....................................................S-82
Subordinate Principal Distribution Amount..................................S-83
Subordinated Certificates .................................................S-73
Tax Counsel ...............................................................S-92
Terms and Conditions ......................................................S-75
Trust Fund ................................................................S-73
Trustee ...................................................................S-91
Two-Times Test ............................................................S-83

Undercollateralized Amount ................................................S-78
Undercollateralized Senior Certificates....................................S-78
Underwriter ...............................................................S-94
Underwriting Agreement ....................................................S-94

PROSPECTUS
                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

THE SECURITIES

         Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

o        ownership interests in certain assets in a trust fund or

o        debt obligations secured by certain assets in a trust fund.

o Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.



THE TRUST FUND AND ITS ASSETS

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

o one or more segregated pools of various types of mortgage loans and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;
o home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and
o mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby.

         Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

         Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               MERRILL LYNCH & CO.

                The date of this Prospectus is December 15, 2000.

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of securities is contained in the following documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

         Each prospectus supplement generally will include the following information with respect to the related series of securities:

        o the principal amount, interest rate and authorized denominations of each class of securities;

        o information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

        o information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

        o the terms of any credit enhancement with respect to particular classes of the securities;

        o information concerning other trust fund assets, including any reserve fund;

        o the final scheduled distribution date for each class of securities;

        o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

        o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

        o         particulars of the plan of distribution for the securities.

         If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 93 of this prospectus.

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

         At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS AND THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

o The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

o The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

o Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

o Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

o Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

o Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

o Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

o If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE TRUST FUNDS" FOR FURTHER INFORMATION.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

o Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

o A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

WE REFER YOU TO "YIELD CONSIDERATIONS" IN THE PROSPECTUS AND, IF APPLICABLE, IN THE RELATED PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

o An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

o To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

o For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

o In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

o Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

WE REFER YOU TO "--THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED." IN THIS PROSPECTUS FOR FURTHER INFORMATION.

o In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

o Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

o The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. o If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--JUNIOR MORTGAGES" IN THIS PROSPECTUS FOR FURTHER INFORMATION.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

o The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan or other parties.

o A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

o The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

o Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

o The rating agency rating a series of securities may lower their rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when they performed their initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

WE REFER YOU TO "--THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.", "DESCRIPTION OF THE SECURITIES" AND "DESCRIPTION OF CREDIT SUPPORT" FOR FURTHER INFORMATION.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

o The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.



WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--GENERAL" AND "--ALLOCATION OF LOSSES AND SHORTFALLS" IN THIS PROSPECTUS FOR FURTHER INFORMATION.

o The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

         Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

o If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

o In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

o Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

o In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests.

WE REFER YOU TO "M0ATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICS" IN THIS PROSPECTUS FOR FURTHER INFORMATION.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

         Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from that you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

WE REFER YOU TO "RATING" IN THIS PROSPECTUS FOR FURTHER INFORMATION.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each Trust Fund (the "Assets") will include:

         (i) one- to five-family mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans and Home Improvement Contracts,

         (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

         (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

                  (a) interest-bearing securities,

                  (b) non-interest-bearing securities,

                  (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

                  (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

         As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

  GENERAL

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

                  (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single

Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

         (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

         Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. No more than 20% of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

  LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

                  (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

                  (b) the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

         (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

         (ii) the type of property securing the Mortgage Loans,

         (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

         (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

         (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

         (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

         (vii) the state or states in which most of the Mortgaged Properties are located,

         (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

         (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

         (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions.

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

         The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

         If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

         (i) have individual principal balances at origination of not less than $25,000,

         (ii) have original terms to maturity of not more than 40 years, and

         (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

         Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor:

         (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

         (ii) the original and remaining term to stated maturity of the MBS, if applicable,

         (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

         (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

         (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

         (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

         (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

         (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,


         (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

         (x) the servicing fees payable under the MBS Agreement,

         (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

         (xii) the trust fund evidenced or secured by the MBS, and

         (xiii) whether Depository Trust Company or the Participants Trust Company.

         Each MBS will be either:

         (i) a security exempted from the registration requirements of the Securities Act,

         (ii) a security that has been previously registered under the Securities Act or

         (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

         The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

         (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

         (ii) the original and remaining terms to stated maturity of the Government Securities,

         (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

         (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

         (v) the applicable payment provisions for the Government Securities and

         (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

         To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

         Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

         Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

         The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

         If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

         The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET

         If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.


         With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

  DEFAULTS

         The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

  FORECLOSURES

         The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

  REFINANCING

         At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

  DUE-ON-SALE CLAUSES

         Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."


                                  THE DEPOSITOR

         Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

         The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

         (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

         (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

         (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

         (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

         (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

         (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

         If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

         Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

         Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

         (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
         Date),

                  (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

                  (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

         (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

         (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

         (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

         Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

         Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

         (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

         (iii) the amount of such distribution allocable to Prepayment Premiums;

         (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

         (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

         (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

         (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                  (a)      one scheduled payment is delinquent,

                  (b)      two scheduled payments are delinquent,

                  (c)      three or more scheduled payments are delinquent, and

                  (d)      foreclosure proceedings have been commenced;

         (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

         (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

         (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period:

                  (a) the book value,

                  (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                  (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                  (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (xi) with respect to any such REO Property sold during the related Due
Period:

                  (a) the aggregate amount of sale proceeds,

                  (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                  (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

         (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

         (xiii) the aggregate amount of principal prepayments made during the related Due Period;

         (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

         (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

         (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

         (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

         (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and
(xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

         Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between DTC's participating organizations (the
"Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the

DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

         Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the "Agreement". Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a "Trust Agreement"), which may also be referred to herein as the "Agreement".

         Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing may be referred to herein as the "Agreement".

         A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

         Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

         General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

         The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans and Home Improvement Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

         With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

         (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

         (iii) the authority of the Warranting Party to sell the Whole Loan;

         (iv) the payment status of the Whole Loan;

         (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

         Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

         Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

         A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

COLLECTION ACCOUNT AND RELATED ACCOUNTS

  GENERAL

         The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

         (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the
FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

         (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

  DEPOSITS

         A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

         (i) all payments on account of principal, including principal prepayments, on the Assets;

         (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

         (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;


         (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

         (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

         (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

         (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

         (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

         (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

         (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

  WITHDRAWALS

         A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

         (i) to make distributions to the Securityholders on each Distribution Date;

         (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

         (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus

Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

         (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

         (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

         (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

         (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

         (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

         (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

         (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

         (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

         (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

         (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

         (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

         (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

         (xvii) to make any other withdrawals permitted by the related Agreement; and

         (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

  OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

         (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

         (ii) applicable law and

         (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

         Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

         If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such

Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

         The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

         The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC") or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

         Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Security holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

         (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

         (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

         (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

         (iv) incurred in connection with any violation of any state or federal securities law; or

         (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

         Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

         (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

         (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

         (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the

Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

         (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

         The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

         (i) to cure any ambiguity or correct any mistake,

         (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

         (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or

         (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect or a letter from the applicable Rating Agency that such amendment will not result in a reduction or withdrawal of its rating of the related Security) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement.

Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

         (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

         (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

         The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master

Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

         (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default,

         (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

         (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

         (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

         Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include:

         (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

         (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

         (v) any other Event of Default provided with respect to Notes of that series.

         If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

         If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

                  (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

                  (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

                  (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

         Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

         The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

         The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

                  (a) the nature and amount of coverage under such Credit
         Support,

                  (b) any conditions to payment thereunder not otherwise described herein,

                  (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

                  (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

                  (i) a brief description of its principal business activities,

                  (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

                  (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

                  (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

         If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

         If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

  GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

  NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

  COOPERATIVE LOANS

         The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

         Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Brown & Wood LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United states persons shall be considered U.S. Persons as well.

GENERAL

         The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

         If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Brown & Wood LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.       SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Brown & Wood LLP or Thacher Proffitt & Wood will have advised the Depositor that:

         (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

         (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

         Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

                  (i)      the total remaining market discount and

                  (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

                  (i)      the total remaining market discount and

                  (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B.       MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       STRIPPED BONDS AND STRIPPED COUPONS

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

                  (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

                  (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

         2. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARM LOANS

         The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution

Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

         (i)      adding

                  (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

                  (b) any payments included in the state redemption price at maturity received during such accrual period, and

         (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

         3.       GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

         The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.       SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

         Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.       NON-U.S. PERSONS

         Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

E.       INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS

         The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Non-REMIC Certificates--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code
Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

         Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code.

A.       TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

         (i)      adding

                  (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

                  (b) any payments included in the stated redemption price at maturity received during such accrual period, and

         (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

                  (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

                  (b) any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         (i) such interest is unconditionally payable at least annually,

         (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

         (ii) the price for such REMIC Regular Certificate paid by the purchaser.

A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

         (i) the total remaining market discount and

         (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

                  (a) the total remaining market discount and

                  (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

         The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the

REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B.       TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

         (ii) all bad loans will be deductible as business bad debts, and

         (iii) the income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be

"evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

C.       PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

         In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

D.       LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


E.       ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

F.       TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

G.       RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

         Brown & Wood LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

A.       TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

         The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

B.       TAX CONSEQUENCES TO HOLDER OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

         If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

A.       CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

         If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

         The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B.       TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

C. POSSIBLE CLASSIFICATION OF THE TRUST FUND AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

D.       POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans will be issued.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

E.       FOREIGN INVESTORS

         In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

         If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

F.       BACKUP WITHHOLDING

         Certain Certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or

Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

G.       NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

         (i)      cash or cash equivalents,

         (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

         (iii)    foreclosure property,

         (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         (v)      contract  instruments,

         (vi)     FASIT regular interests, and

         (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if:

         (i)      it is designated as a regular interest,

         (ii)     it has a stated maturity no greater than thirty years,

         (iii)    it entitles its holder to a specified principal amount,

         (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

         (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         (vi)     if it pays interest, such interest is payable at either

                  (a) fixed rate with respect to the principal amount of the regular interest or

                  (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate.

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA and Section 4975 of the Code, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

  GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

         An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interest" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

  AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

                  (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                  (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (including the Trustee, the "Restricted Group");

                  (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

                  (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. PTCE 83-1 is not applicable to manufactured housing contract pool investment trusts or multifamily mortgage pool investment trusts.

         Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).


                                LEGAL INVESTMENT

         Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

         In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

         If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

         The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.


                              PLAN OF DISTRIBUTION

         The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

         This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

         The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

         As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

         Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.


                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.


                                     RATING

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

                                                                                                                  Page
                                                                                                                  ----
1986 Act          ..................................................................................................67
Accrual Securities..................................................................................................19
Accrued Security Interest.......................................................................................22, 68
Agreement         ..................................................................................................30
Amortizable Bond Premium Regulations................................................................................63
an accrual period ..................................................................................................73
Applicable Amount ..................................................................................................81
ARM Loans         ..................................................................................................11
Asset Seller      ...................................................................................................9
Assets            ...................................................................................................9
balloon loans     ...................................................................................................7
Book-Entry Securities...............................................................................................20
Buydown Mortgage Loans..............................................................................................17
Buydown Period    ..................................................................................................17
Cash Flow Agreement.................................................................................................14
Cede              ..................................................................................................27
CEDEL             ..................................................................................................27
CEDEL Participants..................................................................................................27
Closing Date      ..................................................................................................72
Code              ..................................................................................................61
Collection Account..................................................................................................33
Cooperative       ..................................................................................................52
Cooperative Loans ..................................................................................................52
Cooperatives      ..................................................................................................10
covered trust     ...............................................................................................6, 49
CPR               ..................................................................................................17
Credit Support    ..................................................................................................14
Crime Control Act ..................................................................................................61
Deferred Interest ..................................................................................................68
Definitive Securities...............................................................................................20
Depositaries      ..................................................................................................28
Depositor         ...................................................................................................9
Determination Date..................................................................................................20
disqualified organizations..........................................................................................85
DTC               ..................................................................................................26
Due Period        ..................................................................................................21
Eligible Corporations...............................................................................................96
ERISA             ..................................................................................................99
Euroclear         ..................................................................................................27
Euroclear Operator..................................................................................................27
Euroclear Participants..............................................................................................27
excess servicing  ..................................................................................................65
Exemption         .................................................................................................100


                                       106




FDIC              ..................................................................................................34
FHLMC             ..................................................................................................42
foreign person    ..................................................................................................86
Government Securities................................................................................................9
Home Equity Loans ..................................................................................................11
Home Improvement Contracts..........................................................................................11
Indenture         ..................................................................................................19
Indenture Trustee ..................................................................................................30
Indirect Participants...............................................................................................26
Insurance Proceeds..................................................................................................34
IO                ..................................................................................................95
L/C Bank          ..................................................................................................50
Labor             ..................................................................................................99
Legislative History.................................................................................................67
Loan-to-Value Ratio.................................................................................................10
Master REMIC      ..................................................................................................71
MBS               ...................................................................................................9
MBS Agreement     ..................................................................................................12
MBS Issuer        ..................................................................................................12
MBS Servicer      ..................................................................................................12
MBS Trustee       ..................................................................................................12
Merrill Lynch     .................................................................................................103
Model Law         .................................................................................................102
Mortgage Assets   ...................................................................................................9
Mortgage Loan Group.................................................................................................20
Mortgage Loans    ...................................................................................................9
Mortgage Notes    ..................................................................................................10
Mortgage Rate     ..................................................................................................12
Mortgages         ..................................................................................................10
NCUA              .................................................................................................102
new partnership   ..................................................................................................90
New Regulations   ..................................................................................................69
Nonrecoverable Advance..............................................................................................23
OID               ..................................................................................................62
OID Regulations   ..................................................................................................64
old partnership   ..................................................................................................90
Originator        ..................................................................................................10
OTS               .................................................................................................102
Participants      ..................................................................................................26
parties in interest.................................................................................................99
pass-through entity.................................................................................................85
Pass-Through Rate ..................................................................................................21
Payment Lag Certificates............................................................................................77
Permitted Investments...............................................................................................34
phantom income    ..................................................................................................79
Plans             ..................................................................................................99
Policy Statement  .................................................................................................102


                                       107




Pooling and Servicing Agreement.....................................................................................30
Pre-Funded Amount ..................................................................................................14
pre-issuance accrued interest.......................................................................................78
Prepayment Assumption...............................................................................................67
Prohibited Transactions Tax.........................................................................................83
PTCE 83-1         .................................................................................................101
Record Date       ..................................................................................................20
Refinance Loans   ..................................................................................................10
Related Proceeds  ..................................................................................................23
Relief Act        ..................................................................................................60
REMIC Certificates..................................................................................................70
REMIC Regular Certificateholders....................................................................................71
REMIC Regulations ..................................................................................................61
REMIC Residual Certificateholder....................................................................................79
REMIC Residual Certificates.........................................................................................70
Restricted Group  .................................................................................................100
Retained Interest ..................................................................................................41
RICO              ..................................................................................................61
Security Balance  ..................................................................................................22
Security Owners   ..................................................................................................27
Senior Securities ..................................................................................................19
Servicing Agreement.................................................................................................30
Servicing Standard..................................................................................................37
Short-Term Note   ..................................................................................................87
Single Family Mortgage Loan.........................................................................................10
Single Family Property...............................................................................................9
SMMEA             .................................................................................................101
SMMEA Securities  .................................................................................................101
SPA               ..................................................................................................17
Stripped ARM Obligations............................................................................................68
Stripped Bond Certificates..........................................................................................65
Stripped Coupon Certificates........................................................................................65
Stripped Interest Securities........................................................................................19
Stripped Principal Securities.......................................................................................19
Sub-Servicer      ..................................................................................................38
Sub-Servicing Agreement.............................................................................................38
Subordinate Securities..............................................................................................19
Subsequent Assets ..................................................................................................14
Subsidiary REMIC  ..................................................................................................71
Super-Premium Certificates..........................................................................................72
Tax Counsel       ..................................................................................................92
Terms and Conditions................................................................................................28
Title V           ..................................................................................................59
Title VIII        ..................................................................................................60
Trust Agreement   ..................................................................................................30
U.S. Person       ..................................................................................................61
UCC               ..................................................................................................26


                                       108



Underlying MBS    ...................................................................................................9
Underlying Mortgage Loans............................................................................................9
Value             ..................................................................................................10
Voting Rights     ..................................................................................................44
Warranting Party  ..................................................................................................32
Whole Loans       ...................................................................................................9

                                  $314,139,000
                                  (Approximate)

                       Mortgage Pass-Through Certificates,
                               CDMC Series 2002-A1

                          Cendant Mortgage Corporation
                                 Master Servicer

                     Merrill Lynch Mortgage Investors, Inc.
                                    Depositor

                                ----------------

                              PROSPECTUS SUPPLEMENT

                                ----------------



                               Merrill Lynch & Co.


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, CDMC Series 2002-A1 in any state where the offer is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass- Through Certificates, CDMC Series 2002-A1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, CDMC Series 2002-A1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                January 28, 2002